UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                       _________________
                                FORM 8-K
                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934
             Date of earliest event reported:  July 31, 2006

                      NEW FIBER CLOTH TECHNOLOGY, INC.
            (Exact Name of Registrant as Specified in Charter)

Nevada                          000-30021                     84-1492104
(State or Other Jurisdiction (Commission File Number)       (IRS Employer
of Incorporation)                                          Identification No.)

                PO Box 461029, Glendale, CO 80246
       (Address of Principal Executive Offices) (Zip Code)

                                 (303) 394-1187
              (Registrant's Telephone Number, including Area Code)

                       PARK HILL CAPITAL III CORP.
         (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]     Written communications pursuant to Rule 415 under the Securities Act

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act

        DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Statements made in this Form 8-K/A-1 Current Report which are not purely historical are forward-looking statements with respect to our goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business, including, without limitation,
(i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words "may," "would," "could," "should," "expects," "projects," "anticipates," "believes," "estimates," "plans," "intends," "targets" or similar expressions.

          Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

     Accordingly, results actually achieved may differ materially from
expected results in these statements.   Forward-looking statements speak only
as of the date they are made.   We do not undertake, and specifically
disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Item 1.01.     Entry into a Material Definitive Agreement.

Share Exchange Agreement

     Effective January 26, 2006, Park Hill Capital III Corp. (the "Registrant," "Park Hill," the "Company," "we," "our," "us" and words of similar import), Deborah A. Salerno, Frank L. Kramer, John P. O'Shea (the "Park Hill Controlling Shareholders"), Polara Global Limited, a British Virgin Islands international business company ("Polara"), each of the Polara Global Limited shareholders (the "Polara Global Limited Shareholders"), and WuJiang DeYi Fashions Clothes Company Limited, a People's Republic of China limited liability company ("DeYi") entered into a Share Exchange Agreement (the "Share Exchange Agreement" or the "Agreement") pursuant to which the Registrant agreed to acquire all of the outstanding capital stock and other equity interests of Polara Global Limited from the Polar Global Limited Shareholders by issuing 73,834,000 shares of the Registrant's common stock (the "Exchange Shares") as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement (the "Share Exchange"). The Registrant filed a current report on Form 8-K on February 1, 2006, describing the material terms of the Agreement. On July 31, 2006, the Registrant closed the Share Exchange and the name of the Registrant is changed to New Fiber Cloth Technology, Inc.

     Pursuant to the Agreement, the Registrant issued to each of the Polara Global Limited Shareholders and/or their designees an aggregate of 73,834,000 issued shares of our Common Stock or 1476.68 shares of our Common Stock for each share of Polara Common Stock held by such Polara Global Limited Shareholder. This aggregate of 73,834,000 issued shares of our Common Stock constitutes ninety-five percent (95%) of our total issued and outstanding Common Stock, the total being 77,720,000 shares.

     Upon the consummation of the Share Exchange, Polara became our wholly-owned subsidiary. Polara owns 100% of the membership interests of DeYi. DeYi, organized in 2000, is a textile manufacturing company located in the People's Republic of China. DeYi manufactures a variety of products using polyester, cotton, nylon viscose, acetate, cupro and other materials.

     The consummation of the Share Exchange was subject to certain terms and conditions customary for transactions of this type. In addition, pursuant to the terms of the Share Exchange Agreement, each party had agreed to indemnify the other for an agreed upon period following the closing for losses arising from, among other things, such party's breach of its representations, warranties or covenants under the Agreement and certain other matters, subject to limitation in accordance with an agreed upon deductible and cap on indemnifiable losses. Prior to the closing, the Agreement required, among other things, that we change our name to New Fiber Cloth Technology, Inc. and effectuate an increase in the authorized number of shares of Park Hill Common Stock from 25,000,000 to 200,000,000.

Escrow Agreement


     Under the terms of the Share Exchange Agreement, we, the Park Hill Controlling Shareholders, Polara and an escrow agent were required to enter into an escrow agreement under which the Park Hill Controlling Shareholders were required to place 2,379,184 shares of our common stock into escrow to satisfy certain obligations under the Share Exchange Agreement.

     In connection with the closing of the Share Exchange, we, the Park Hill Controlling Shareholders, Polara and Vincent Lin, Esq. as "Escrow Agent," entered into an escrow agreement dated July 31, 2006. The parties agreed that Park Hill Controlling Shareholders place an aggregate of 2,379,184 of the our shares (the "Escrow Shares") in escrow with an escrow agent. While the shares are in escrow, the shareholders of Park Hill who delivered the Escrow Shares will have a right to vote the Escrow Shares and will also have a right to any and all dividends paid to the holders of our Common Stock.

     If we consummate a Private Placement Offering of our securities (post Share Exchange) in which we raise not less than $5,000,000 (the "Financing") within 120 days of the closing of the Share Exchange (subject to extension as provided in the Agreement) (the "Escrow Term"), the escrow agent, at the end of the Financing, shall deliver the Escrow Shares to Park Hill Controlling Shareholders and/or other shareholders who delivered the Escrow Shares to the escrow agent. In this event, the Park Hill Controlling Shareholders and/or our other shareholders holding 3,886,000 shares of our Common Stock will own five percent (5%) of Park Hill and the Polara Global Limited Shareholders holding 73,834,000 shares of our Common Stock will own ninety-five percent (95%) of Park Hill.

     However, in the event that the Financing is not consummated in the amount of not less than $5,000,000 during the Escrow Term, the escrow agent shall deliver the Escrow Shares to us and the Escrow Shares shall be cancelled on our stock transfer records. The Park Hill Controlling Shareholders and/or our other shareholders will then own 1,506,816 shares of our Common Stock or two percent (2%) of the issued and outstanding shares of our Common Stock.

     Pursuant to the terms of the Agreement, our previous officers and directors resigned on the closing date and were replaced by officers and directors named by Polara.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

     See item 1.01 above

Item 5.01.     Changes in Control of Registrant.

     See Items 1.01 and 2.01 above.

     The source of the consideration used by the Polara Global Limited Shareholders to acquire their interests in our Company was the exchange of their respective Polara Common Stock as outlined above. Pursuant to the Agreement and by virtue of the percentage of our Common Stock acquired under the Agreement by the Polara Global Limited Shareholders, this Share Exchange is deemed to have involved a "change of control" of our Company.

     To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our Common Stock prior to the closing of the Share Exchange, and the share holdings of the then members of our management, such computations being based upon the 3,886,000 shares of our Common Stock that were then outstanding:


Name                   Positions Held              Shares Owned     Percentage
John P. O'Shea                                       1,000,000          30.16%
Deborah A. Salerno     Director/President            1,000,000          30.16%
Frank L. Kramer        Director/Secretary/Treasurer  1,150,000          34.68%

     To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our Common Stock following the closing of the Share Exchange, and the share holdings of the new members of our management, such computations being based upon the 77,720,000 shares of our Common Stock that are or will be outstanding following the closing of the Share Exchange:

Shareholder

Shareholder Positions Held  Shares Held in Polara   Park Hill    Percentage of
Name                        Prior to Share Exchange Shares Owned Park Hill

Yao DeRong   Chief Executive         15,000           22,150,200      28.50%
             Officer/Chairman
             of the Board
Itochu       Director/               12,200           18,015,496      23.18%
Textile      Shareholder
Materials
(Asia)
Limited

Yao YunZhen  Management               4,000            5,906,720      7.6%
Yao YunHong  Management               4,000            5,906,720      7.6%
Ren WeiRong  Director/Secretary       4,000            5,906,720      7.6%
Tang ShengLi Management               4,000            5,906,720      7.6%


   We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

 DESCRIPTION OF BUSINESS, ORGANIZATION AND BUSINESS DEVELOPMENT

   PARK HILL CAPITAL III CORP.

   We were incorporated under the laws of the State of Nevada on March 2, 1999. Up until the Share Exchange, our only activities had been organizational ones, directed at developing our business plan and raising the initial capital for the Company. We had not commenced any commercial operations, nor had we employed any full-time employees. We did not own any real estate.

   Our business plan prior to the Share Exchange was to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. Our search was directed towards small and medium-sized enterprises which had a desire to become public corporations and which were able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on an exchange such as the American or Archipelago Stock Exchange.

   Now that we have consummated the Share Exchange, we will be principally engaged in the holding of investments. Our wholly owned subsidiary, Polara, will in turn function as a holding company for DeYi, our operating arm, and any other subsidiaries that we may later acquire.

Effect of Existing or Probable Governmental Laws and Regulations on Business

   1. Sarbanes-Oxley Act. The Sarbanes-Oxley Act of 2002 imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

     - Our chief executive officer and chief financial officer must now certify the accuracy of all of our periodic reports that contain financial statements;

     - Our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

     - We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

   The Sarbanes-Oxley Act has required us to review our current procedures and policies to determine whether they comply with the Act and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take whatever actions are necessary to ensure that we are in compliance.

   2. Reporting Obligations. Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to shareholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our shareholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

   We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities Exchange Commission, and will be required to timely disclose certain material events (e.g., changes in corporate control, acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business, and bankruptcy) in a current report on Form 8-K.

   3. Regulation of Penny Stocks. Our securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

   For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of our Shareholders to sell their securities in any market that might develop therefrom.

   In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities
Exchange Act of 1934, as amended. Because our securities may constitute "penny stocks" within the meaning of the rules, the rules may apply to us and our securities. The rules may further affect the ability of our Shareholders to sell their Shares in any market that might develop for those securities.

   Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

   POLARA GLOBAL LIMITED

   Polara was incorporated in the British Virgin Islands on August 29, 2001 under the International Business Companies Act, British Virgin Islands. Prior to the Share Exchange, Polara functioned as the holding company for the membership interests in DeYi. Polara will still principally function as a holding company for 100% of the membership interests in DeYi now that the Share Exchange has been consummated.

   To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned Polara Common Stock before the closing of the Share Exchange, such computations being based upon the 50,000 shares of Polara Common Stock:

    Name                      Shares Owned   Percentage of Polara Common Stock
Yao DeRong                       15,000                    30.00%
Itochu Textile Materials (Asia)
Limited                          12,200                    24.40%
Yao YunZhen                       4,000                     8.00%
Yao YunHong                       4,000                     8.00%
Ren WeiRong                       4,000                     8.00%
Tang ShengLi                      4,000                     8.00%
Realty Century Management Ltd     1,000                     2.00%
Good Result Investment Co. Ltd    1,000                     2.00%
Ye GenZhen                        1,000                     2.00%
Gain For Success Enterprises Ltd  1,000                     2.00%
Sheng MeiZhen                     1,000                     2.00%
Ma Binliang                         900                     1.80%
Ma Wenying                          900                     1.80%

   WUJIANG DEYI

   DeYi, a People's Republic of China ("China") textile company, with its headquarters located in Wujiang City, Jiangsu Province, is principally engaged in the manufacture and sale of finished fabrics targeted for sale towards the middle to high-end overseas (including the United States, Europe, Hong Kong, Japan and the Middle East) and Chinese markets. The company's products are used for manufacturing men's and women's fashions (including outer garments, eider down wear, trousers, windbreakers, multi-functional clothes and jackets and sleepwear).

   DeYi was founded by Yao DeRong in 2000 with the financial support from Itochu Corporation ("Itochu"), a multinational conglomerate headquartered in Osaka, Japan. Itochu has been ranked by Forbes Magazine as the 18th largest corporation in the world, with more than 180 offices and almost 1,000 subsidiaries or associated companies in over 80 countries. Itochu's operations cover a broad spectrum of industries ranging from textiles, automobile and industrial machinery, aerospace, information technology, electronics, multimedia, metals & minerals, energy and chemical, food, forest products, general merchandise, finance, realty, insurance and logistics services.

   Polara, which is now wholly owned by us, holds one hundred percent
(100%) of DeYi. Itochu Textile Materials (Asia) Limited ("Itochu Asia") held 5,000 shares of Polara Common Stock prior to our Stock Exchange and currently holds 7,383,400 shares of our Common Stock. Although Itochu Asia will not be involved in the active management of DeYi, it has acted as a consultant for DeYi in the past. Moreover, Itochu is one of DeYi's largest customers and also provides raw material in relation to production of cuprammonium fabrics to DeYi.

   In addition to manufacturing and selling finished woven fabrics, DeYi provides fabric-processing services to Chinese garment manufacturers. DeYi's production processes and capabilities include research and development, weaving, dyeing and setting, cloth finishing and calendaring. DeYi's range of processing capabilities allows the company to meet customer specifications and requirements with a wide variety of finished woven fabrics.

   DeYi has an established and diversified network of customers within China. Additionally, DeYi has successfully penetrated the United States, Europe, Hong Kong and Japan markets, and has also established business relationships with high profile clientele in those markets. With the assistance of Itochu, DeYi successfully became the exclusive manufacturer of cuprammonium fabric for Asahi Kasei Corporation, Japan.

   DeYi maintains stringent and comprehensive quality control procedures throughout the production process, from the purchase of superior raw materials through product packaging. The following certifications, awards and accreditations have been obtained by Deyi since its incorporation:

 Accreditation                       Organization                       Date
ISO 9001/ANSI/ASQ Q9001  SGS International Certificate Services, Inc.  9/2002

ISO 14001:1996           SGS International Certificate Services, Inc.  3/2003

Quality Management       China Light Industry Products Quality
Trustworthy Enterprise   Guarantee Center (CQGC)                       1/2004

Confidence in textiles   Zurich Institute of the International         3/2004
certificate (Oeko-Tex    Association for Research and Testing in the
Standard 100)- Fabrics   Field of Textile Ecology
made of 100% polyester
and polyester/cotton,
mixtures, dyed, printed
and finished.

Confidence in textiles   Zurich Institute of the International        3/2004
certificate (Oeko-Tex    Association for Research and Testing in the
Standard 100)- Woven     Field of Textile Ecology
fabrics made of 100%
cotton, dyed in a
limited range of 12
dyestuffs (excluding
the color black) and
finished.


Product                  Award          Organization             Date of award
Deyi fashion cloths  Golden award  China International Patent &      8/2003
                                   Brand Expo
Deyi cloths -        Famous brand  Su Zhou Famous Brand Cognizance  12/2003
cuprammonium fabric  certificate   Committee
                     Suzhou
Deyi fashion cloths  Quality       China Light Industry Products     1/2004
                     assurance     Quality Guarantee Center (CQGC)
                     certificate

Deyi fashion cloths  Golden award  China International Patent &      5/2004
                                   Brand Expo
Deyi cloths -        Hi-tech       Science and Technology Bureau,   12/2005
cuprammonium fabric  product award Jiangsu Province, China



Award                          Organization                      Date of award
Enterprise with good    China Light Industry Products Quality        1/2004
quality management      Assurance Centre
and reputation

Grade A Contract-       People's Government of Wu Jiang City         2004
abiding Trustworthy
Enterprise

Top 100 Focal           People's Government of Wu Jiang City         2/2005
Enterprise in Wu Jiang
City in 2004

   DeYi currently owns one production plant.   Its production plant in
Wujian, Suzhou has a gross floor area of 30,127 square meters and is operated by three shifts for 24 hours per day, almost 350 days a year. DeYi is currently in the process of expanding the production plant from one to three storeys and once this expansion is completed in August 2006, the gross floor area will increase by 10,000 square meters. A summary of the actual annual production of this plant and the estimated maximum annual production after completion of the plant's expansion follows:

Product type                     Actual annual        Manimum annual
                                 production in 2005   production after
                                                      completion of expansion
Cotton and Linen                  420,000 meters         16,000,000 meters
Synthetic Fiber                73,000,000 meters         75,000,000 meters
Regenerated Cellulosic Fiber      600,000 meters         45,500,000 meters
DuPont Fire-Resistant Fabric
(Nomex)                                 -
                                  (production is made at the request of DuPont
                                   only)

   Throughout the production process, computerized machinery is used to optimize productivity and to ensure product quality. Notwithstanding the shortage of energy (electrical and thermal) supply in China, DeYi's production plant has not been affected because it is located next to Yi Long Electrical and Thermal Power Factory, which provides continuous supply of electrical and thermal power to DeYi. The plant has never experienced any shortage of power in the past.

   DeYi also currently leases a dyeing plant, together with the machineries therein. The production capacity of this leased production plant is forty percent (40%) of the production plant owned by DeYi.

   The major production machines used by DeYi are:

Machine Type                  Acquired            Acquired     Total number of
                              overseas            in China        machines
Flow-form dyeing machine          4                   96             100
Stenter heat setting machine      5                    4               9
Alkali peeling machine            0                    8               8
Handle modifying machine          1                    0               1
Air blowing sand washer           1                    0               1
Jig dyeing machine                0                    4               4
Color measuring and matching
 machine                          2                    0               2
Automatic powder weighing system  2                    0               2
Uniform squeezer                  1                    0               1
New products research and
 development machines             0                   15              15
Brushes for woven fabric
 treatment machine                1                    0               1
Specialized dyeing machine        1                    0               1
Dryer machine                     1                    -               1
Combined dyeing machine           1                    -               1
Shining machine                   1                    -               1

DeYi's Business Development

   DeYi's long-term goal is to become an internationally recognized high quality fashion cloths manufacturer. DeYi's plans for continued business development involved the following:

Expansion of production capacity
   DeYi intends to expand its production capacity through the leasing of existing printing and dyeing plants and/or through the purchase of computerised printing and dyeing machinery and equipment. DeYi will also increase its purchase of raw materials to cope with its expanding production facilities.

Vertical integration
   To ensure the quality of DeYi's products and to adapt and respond to the market in a timely manner, DeYi plans to vertically integrate by establishing a fabrics manufacturing plant for the production of high quality raw fabrics for its own use on 123 acres of land. Initial approval has been obtained from the local government for the acquisition of this land but the sale of this piece of real property has not been finalized. By vertically integrating, DeYi hopes to realize higher profit margins and increase competitiveness.

Expansion of product range and enhancement in products quality
   DeYi plans to widen its range of products and enhance the quality of its products by focusing on research and development. DeYi intends to continue its work with international industry experts while also seeking to work with research professionals and academics in the textile industry in order to invent new products and improve existing products and production processes.

Market expansion
   DeYi also plans to extend its geographical coverage by: (1) expanding markets in Asia, Europe and North America and opening up new markets in the Southern hemisphere and the Middle East; (2) continuing to attend international industry trade fairs; and (3) increasing the number of sale offices in China and other geographic locations. DeYi intends to strengthen its marketing force by providing further training to its staff and by hiring additional experienced sales personnel.

DeYi's Intellectual Property Rights

   DeYi owns or is in the process of acquiring the following intellectual property rights:

Trademark    Country of             Class  Registration  Expiration date
             registration                  Number
DEYI           China                 24       1810477      July 20, 2012
Dorita         Italy                  -       0         February 9, 2015

Patent type and description                              Application date
Post-processing techniques in respect of regenerated
cellulosic cupro fibers                                     August 2005
Dyeing and post-processing techniques for Nomex fibers      August 2005



Competitive Business Conditions

   The textile industry is highly competitive. Our competitors include both domestic and foreign companies, a number of which are larger in size, have significantly greater financial resources and, in the case of some competitors, lower labor costs than we do. Competition in the form of imported textile and apparel products, pricing strategies of domestic competitors and the proliferation of newly styled fabrics competing for fashion acceptance affect our business environment. The primary competitive factors in the textile industry include price, product styling and differentiation, quality, flexibility of production and finishing, delivery time and customer service. The needs of particular customers and the characteristics of particular products determine the importance of these factors. To the extent that one or more of our competitors gains an advantage with respect to any key competitive factor, our business could be materially adversely affected.

   Notwithstanding this competition, DeYi's established reputation in the fabric manufacturing and processing industry, as well as its close relationship with Itochu and its customers allow DeYi to maintain its competitiveness. Set out below are the names of a few of our customers:

Name or DeYi's direct and  indirect customers
Dolce & Gabbana
DuPont
Nine West
NEXT
Tomen Corporation
Asahikasei
MARUBENI
Fubang Development (HK) Ltd
Kanematsu (Shanghai) Co. Ltd.
Camberley Enterprises Ltd
Tomen (Shanghai) Co., Ltd.
Sumikin Bussan Corporation - www.sumikinbussan.co.jp
Target Corporation
Beijing Garments Imp. & Exp.Corp. Inc.
Liz Claiborne International Ltd. - www.lizclaiborne.com
Sumitomo Corporation (Shanghai) Ltd
Lion Apparel
Quiksilver - www.quiksiver.com.cn
C & A
Redman S.R.L.
BEBE SPORT
REIMA
Cecile Co., Ltd.



Effect of Existing or Probable Governmental Laws and Regulations on Business

   Environmental Regulations. Under the prevailing laws and regulations in China, any enterprise that discharges sewage into water is required to register with the relevant environmental protection authorities in regards to the enterprise's sewage discharging facilities and sewage treatment facilities, and is also required to provide information on sewage disposal and the measures taken to prevent water pollution. Moreover, such an enterprise is required to pay fees for the discharge of sewage into water. In cases where the level of sewage exceeds the standard promulgated by the relevant authorities, penalties are imposed.

   Furthermore, new construction projects, expansion or reconstruction projects that discharge pollutants into the air must comply with the government's regulations on environmental protection for such projects. Organizations that discharge pollutants into air must adhere to a reporting requirement and must also pay a discharge fee. In cases where the level of air pollution exceeds the standard promulgated by the relevant authorities, penalties are imposed.

   DeYi places significant emphasis on environmental protection. It currently produces 4,000 tons of sewage per day which is processed by its self-owned second level sewage treatment system, before the sewage is transferred to the government operated Shengze Town composite sewage processing plant for further processing.

Research and Development

     DeYi has a research and development team of approximately 35 members. Most employees of the research and development ("R&D") team have obtained either diplomas or bachelor degrees and have years of experience in the textile industry. The research and development team keeps abreast of the latest market information through its sales network and develops products with different texture and style to cater for the latest market trends. Apart from developing new products, the R&D team also conduct research to improve the quality and the production techniques of its existing products.

     To strengthen its R&D capability, DeYi has since the second half of 2004 engaged Italian and Japanese industry experts as its consultants. It also cooperates with China Textile Technology Institute and Shanghai Donghua University, both in China, for the development of new products, and improvement of product quality.

     After years' efforts, DeYi's R&D team successfully invented two post-processing techniques, the details of which are set out in the section headed "DeYi's Intellectual Property Rights" of this Form.


Raw Materials
     Raw materials used by us comprise principally various types of yarns, raw fabrics, dyeing chemicals and fabrics processing chemicals. Except raw fabrics, dyeing chemicals and fabrics processing chemicals for the production of cuprammonium fabrics, which are acquired from Itochu, and raw materials for production of viscose lining, which are supplied by ENKA in Germany, raw materials are acquired in the PRC.

     Before placing a purchase order for raw materials, we select suppliers on the basis of price quotation and quality of the raw materials. Save for the specialized materials supplied by Itochu and ENKA, all raw materials used in the Group's production are readily available in the market. To maintain flexibility in obtaining raw materials of good quality at a competitive price, we have not entered into long-term supply contracts with its suppliers. However, we have not experienced any difficulties in the sourcing of raw materials or any shortage of raw materials that have affected its production materially.

     DeYi generally commences production after receiving a sales order. Raw materials will then be purchased from suppliers. In order to satisfy urgent orders from customers, it keeps stocks of popular products and raw materials.

Marketing and Distribution
     The Group has sales offices in Shanghai, Beijing and Guangzhou with approximately 20 employees. They are responsible for (i) promoting the Group's products; (ii) soliciting purchase orders from customers; and (iii) liaising with customers to ensure our ability to meet the latest market needs. Regular visits and telephone communications are made to its customers. Business meetings with major customers are held frequently in order to formulate the production and sales plan.

     The Group also participates in international fabric shows organized by Interstoff (www.interstoff.com) held in Paris, Shanghai and Hong Kong on a regular basis to promote its products and obtain purchase orders.
Advertisements are also placed in textile industry websites and in the form of outdoor billboards.

     DeYi owns an export right but its export sales are mainly conducted and settled through an import and export company located in Nanjing since this arrangement allows DeYi to get instant tax rebate.

Employees and Labor Relations

   As of July 31, 2006, we have approximately 550 employees, all of them are full-time staff working in the following departments:

Position                                                  Number of employees
Management                                                          40
Technical and research and development staff (including engineers)  30
Sales and marketing                                                 30
Production                                                         450
                                                                   ---
                                                                   550
                                                                   ===

     DeYi's employees are members of a union, which is responsible for negotiating with DeYi terms of employment and compensation benefits of its members. DeYi has not experienced any difficulties with the union in the past. DeYi is subject to certain national and local safety and health, employment and environmental laws, regulations and ordinances that apply to manufacturing businesses generally. It provide dormitory to those employees who are willing to stay in such dormitory. DeYi pays approximately 2% of the worker's monthly wage for social security (including but not limited to health and retirement benefits). We have not made, and do not anticipate making material expenditures with respect to such regulations.

     We believe that DeYi has a good relationship with all of its employees.

                          RISK FACTORS
   You should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our Common Stock. Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our Common Stock may decline and you may lose all or part of your investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.


Risks Related to Business

Fluctuations in the price of raw materials or shortages of supply could adversely affect our business.

   Although we have not experienced any significant price fluctuations for our major raw materials in the past, there is no assurance that such major raw materials will be supplied in an adequate quantity to meet our production needs or that they will not be subject to significant price fluctuations in the future. The market prices of such raw materials may experience significant upward adjustment if, for instance, there is a material shortage of these materials in the market.

We have a limited operating history.

          We have a limited operating history. DeYi was founded in 2000. Although DeYi has been operating at a profit, there can be no assurance that we will be able to continue to meet our business objectives, or that we will continue to operate at a profit. Furthermore, as a holding company, we have significant limitations on access to cash flow from our holding of Polara, which in turn holds DeYi. We are a holding company that has no significant business operations or assets other than our interest in Polara. Accordingly, we must rely entirely upon distributions of DeYi and then Polara to generate the funds necessary to meet our obligations and other cash flow needs, including funds necessary for our working capital and compliance fees. Each of DeYi and Polara is a separate and distinct legal entity that has no contingent or other obligation to make any funds available to us, whether by dividends, loans or other payments. Any failure to receive distributions from Polara or DeYi would restrict our ability to pay dividends on our shares, prevent us from having the funds necessary to operate as a public company, and could otherwise have an adverse effect on our operations.

One stockholder's immediate family has majority control over our Company's voting stock, which will allow him to influence the outcome of matters submitted to stockholders for approval.

          Upon the Share Exchange, Yao DeRong, our Chairman of the Board, controlled approximately 30.40% of the combined voting power of our Common Stock. Yao DeRong's immediate family, including Ren WeiRong, son-in-law, Tang ShengLi, son-in-law, Yao YunZhen, daughter, and Yao YunHong, daughter, together own approximately 58.90% of our issued Common Stock. As a result, Mr. Yao DeRong can exercise substantial influence over our affairs and outcome of matters submitted to stockholders for approval.

We rely on skilled labor.

   Our production process relies, to a certain extent, on skilled labor.
This skilled staff may only give short-term notice when they decide to leave us. If we fail to recruit suitable replacement staff in a timely manner, this may have an adverse impact on our production process.

We rely on key management and officers.

     Our success is dependent upon the talents and efforts of a small number of key management personnel including Yao DeRong, our Chairman, Rei WeiRong, our Assistant General Manger, and Parker Seto, our Chief Financial Controller. The loss of such management personnel could have an adverse effect on our business.



We rely  on production facilities in China.

   All of our production facilities are located in China. Any significant interruption of production in these facilities arising from a change in government regulations, a breakdown in production lines, an interruption to the supply of electricity or water, any fires, or other accidents and calamities will have an adverse impact on our business.

Our industry is highly competitive and our success depends on our ability to compete effectively.

     The textile industry is highly competitive. Our competitors include both domestic and foreign companies, a number of which are larger in size, have significantly greater financial resources and, in the case of some competitors, lower labor costs than we do. Competition in the form of imported textile and apparel products, pricing strategies of domestic competitors and the proliferation of newly styled fabrics competing for fashion acceptance affect our business environment. The primary competitive factors in the textile industry include price, product styling and differentiation, quality, flexibility of production and finishing, delivery time and customer service. The needs of particular customers and the characteristics of particular products determine the importance of these factors. To the extent that one or more of our competitors gains an advantage with respect to any key competitive factor, our business could be materially adversely affected.

We have several customers that account for a large portion of our net sales. The loss of, or significant decline in our sales to, any of our large customers could adversely affect our business.

     We do not operate under a long-term supply contract with any of our customers. The loss of any of our large customers could have a material adverse effect on our net sales.

If we are unable to fund our capital expenditure requirements, we may fail to remain competitive.

     The textile manufacturing industry is capital intensive. Accordingly, to maintain our competitive position, we must continually modernize our manufacturing processes, plants and equipment. We expect to invest approximately $5 million during the next few years in capital improvements designed to:

  *   properly maintain our facilities;
  *   reduce manufacturing costs;
  *   expand manufacturing capacity;
  *   enhance manufacturing flexibility; and
  *   improve product quality and responsiveness to customers.

We expect to finance our capital improvements with cash from our Private Placement Offering. To the extent these sources of funds are insufficient to meet our ongoing capital improvement requirements, we would need to seek alternative sources of financing or curtail or delay capital spending plans. We cannot guarantee that we can obtain financing when needed or on terms acceptable to us. If we fail to make capital improvements necessary to continue modernizing our manufacturing operations and reduce costs, our competitive position may suffer.

If we fail to identify fashion trends, we could lose market position and our financial performance could be negatively impacted.

     The success of many of our products depends upon early identification of consumer preferences for fabric designs, colors and styles. A failure on our part to identify fashion trends in time to introduce products and fabrics consistent with those trends could have an adverse effect on acceptance of our products by consumers and a corresponding adverse effect on our results of operations due to costs associated with failed product introductions and reduced sales.



Infringement of our trademark may adversely affect us.

   Our operating arm, DeYi, uses certain trademarks to market and sell its products. Trademark infringement in China is a significant problem and concern for us. Although there are indications that the Chinese government has been tightening its control over intellectual property rights infringement in its major cities and although we are not aware of any material infringement of DeYi's trademarks, any significant or uncontrolled infringement could have a material adverse effect on our reputation and on our business and operating results.

The war in Iraq and any future armed conflict or terrorist activities may adversely affect the U.S. economy and our business.

     The U.S. and other countries have been engaged in a war in Iraq. The military action in Iraq could escalate geographically or prompt terrorist attacks against the U.S. or other countries. The war in Iraq and any future armed conflict or terrorist activities in the U.S. or abroad and any consequent actions on the part of the U.S. government and others, including further military action, may adversely affect general economic conditions in the U.S. and other countries. Further deterioration of prevailing economic conditions in the U.S. could reduce demand for our products.


Risks Related to China

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China.

   Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice. Changes in China's policies, laws and regulations or in its interpretation or its imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

    At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our Common Stock and our ability to access U.S. capital markets.

It may be difficult to serve us with legal process or enforce judgments against our management or DeYi.

   All or a substantial portion of our assets are located in China. In addition, all of our directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

    * judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or
    * in original actions brought in China, liabilities against non-residents or us based upon the securities laws of the United States or any state.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate it, which could result in the total loss of our investment in that country.

The Chinese legal system is not fully developed and has inherent uncertainties that could limit the legal protections available to you.

   The Chinese legal system is a system based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of China to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of China, which went into effect on July 1, 1999. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on our business operations.

We may experience lengthy delays in resolution of legal disputes.

   As China has not fully developed a dispute resolution mechanism similar to the Western court system, dispute resolution with Chinese customers over contracts can be difficult and there is no assurance that any dispute involving our business in China can be resolved expeditiously and satisfactorily.

Any adverse changes in China's tax legislation may effect our profitability.

     Under the applicable tax laws, regulations and notices in China, DeYi is subject to income taxation at a preferential rate of twenty-four percent (24%). If there are any adverse changes in the regulatory regime of China's tax legislation or if the tax provisions turn out to be inadequate to meet our actual tax liabilities, our profitability may be adversely affected.

We rely, to a certain extent, on the Chinese market

   Sales in China represent a significant portion of our Company's total sales. Accordingly, any changes in China's demand for our products, as well as any changes in China's economic, political and social conditions, legal and regulatory requirements, and taxation treatment will impact us. There is no assurance that such changes will not affect our performance and the profitability of our Company.

Currency conversion in China and fluctuations in exchange rates pose a risk to our business.

     We currently receive a substantial amount of our revenue and make substantially all of our payments in RMB. The existing foreign exchange regulations have significantly reduced foreign exchange controls of transactions, including trade and service related foreign exchange transactions and payment of dividends. Although the Chinese government has publicly stated that it intends to make the RMB freely convertible in the future, we cannot predict whether the Chinese government will continue its existing foreign exchange policy or when the Chinese government will allow free conversion of RMB to foreign currencies. Additionally, foreign exchange transactions continue to be subject to foreign exchange controls and require the prior approvals of the State Administration of Foreign Exchange of China. Since 1994, the conversion of RMB into USD has been based on the exchange rates published by the People's Bank of China from time to time. Fluctuation in exchange rates may adversely affect the value, translated or converted into USD, of our net assets, earnings and financial position.

We may be adversely affected by changes in China's legal, political, economic, and social landscape.

    Since 1978, the Chinese government has been undergoing a series of political and economic reforms. Such reforms have resulted in significant economic growth and social progress and many of the reforms are expected to be refined and improved. In the past 20 years, the Chinese government has implemented economic reforms for the purpose of transforming China from a planned economy to a market economy with socialist characteristics. These reforms have resulted in a more significant role played by market forces in the allocation of resources, and enterprises have been given greater autonomy in their operations. However, many of the regulations implemented by the Chinese government are still in their initial stages of development and may be subject to further refinement and revision aimed at optimizing the overall economic system of China. Other political and social factors may also lead to further readjustment and refinement of reform measures. Therefore, there can be no assurance that such economic, political or social reforms will have a favorable effect on our operations. Moreover, changes in China's legal, political, economic and social landscape may have an adverse effect on us.

We must comply with numerous environmental laws and regulations, which could involve substantial costs. If we fail to comply, we may have to pay large penalties.

     China has been tightening its environmental regulations. As a result of China's admission to the WTO, it is possible that China will adopt increasingly stringent environmental regulations to keep in line with other developed countries. We must comply with various laws and regulations limiting, among other things, the discharge of pollutants and the storage, handling and disposal of a variety of substances, including some substances that contain constituents considered hazardous under environmental laws. Our dyeing and finishing operations result in the discharge of substantial quantities of wastewater and emissions to the atmosphere. We have never breached the relevant environmental protection laws and regulations since DeYi's establishment. However, there is no assurance that we would be able to comply with the relevant regulations should the Chinese government impose stricter environmental protection standards and regulations in the future. We cannot assure you that our environmental liabilities and costs will not increase materially in the future and have a material adverse effect on our cash flow.

China's Admission into the WTO may make it difficult for our products to compete effectively against overseas competitors.

     China became a member of the WTO on December 11, 2001. After the Agreement on Textiles and Clothing (ATC) expired on January 1, 2005, all quotas on textiles and clothing imposed on members of the WTO have been abolished. The expiration of the ATC has attracted more overseas textile manufacturers and producers to import into China and hence, has increased competition from overseas competitors. This increase in competition has the potential to adversely affect our business.

Future problems or strains in China's Trade Relations with the European Union and the United States may impact our sales and profitability.

     The increase in the number of imports from China has triggered recent trade disputes between China and the European Union, and China and the U.S. The disputes have resulted in calls by the textile and apparel producers in Europe and the U.S. for the imposition of safeguard measures and new trade barriers against China's textile industry. Under the global trade rules, the European Union and the U.S. could restrict growth in Chinese imports to 7.5% a year until 2008. The impact on China's textile industry under the proposed investigations and re-imposition of quotas by the European Union and the U.S. is still uncertain. The possible imposition of additional safeguard measures and quotas towards the Chinese textile industry may have an adverse impact on our sales and profitability.


Risks Related to Securities

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

   We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

While we believe we have adequate internal control over financial reporting, we are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. Any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of Common Stock.

   Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we expect that beginning with our annual report on Form 10-K for the fiscal year ended December 31, 2006, we will be required to furnish a report by management on our internal control over financial reporting. Such report will contain among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report must also contain a statement that our auditors have issued an attestation report on our management's assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management's assessment of the effectiveness of internal control over financial reporting under Section 404.

   While we believe our internal control over financial reporting is effective, we are still compiling the system and processing documentation and performing the evaluation needed to comply with Section 404, which is both costly and challenging. We cannot be certain that we will be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective as of December 31, 2006 (or if our auditors are unable to attest that our management's report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

   Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

You may lose your entire investment in our shares.

   An investment in our Common Stock is highly speculative and may result in the loss of your entire investment. Only investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in us.

There is no trading market for our securities.

   Our Common Stock is not quoted for trading on any stock exchange or the National Association of Securities Dealers over-the-counter bulletin board, and there is currently no trading market for our Common Stock. There can be no assurance that an active market will develop or be sustained. The lack of an active public market for our common stock could have a material adverse effect on the price and liquidity of the common shares.

Our officers and directors beneficially own approximately 59.28% of our issued and outstanding common stock, which may limit your ability to influence corporate matters.

   As of July 31, 2006, our other officers and directors, collectively, as a group, beneficially owned 46,072,416 shares of our Common Stock (approximately 59.28%). These shareholders could control the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also could prevent or cause a change in control. The interests of these shareholders may conflict with the interests of our other shareholders.

   Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

Broker-dealers may be discouraged from effecting transactions in our Common Shares because they are considered a penny stock and are subject to the penny stock rules.

   Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares are considered penny stock. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

   A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

   We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our Common Stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.




                    DESCRIPTION OF PROPERTY

   DeYi currently owns one production plant that is located in Wujian, Suzhou, China, with a gross floor area of 30,127 square meters, and leases another production plant located in the same city. DeYi leases its second production facility in Wujian from Wujian De Long Clothing Materials Co., Ltd., a company entirely owned by our Chief Executive Officer and principal shareholder Yao, DeRong. Pursuant to the terms of the land lease agreement dated September 14, 2000, the 21,298.20 square meters land use right was leased to DeYi for a period of 50 years in consideration of RMB $30,315.18 rent per year. DeYi also leases sales offices in Shanghai, Beijing and Guangzhou.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following tables set forth information as of July 31, 2006 regarding the ownership of our Common Stock by:

   * each person who is known by us to own more than 5% of our shares of common stock; and

   * each named executive officer, each director and all of our directors and executive officers as a group.

   The number of shares beneficially owned and the percentage of shares beneficially owned are based on 77,720,000 shares of Common Stock outstanding as of July 31, 2006.

   Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following July 31, 2006 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

                   Officers, Directors and Principal Stockholders

Name and Address           Prior to Share Exchange  After giving effect to the
                                                         Share Exchange
Name/Position      Address   Number of    Percentage  Number of     Percentage
                             Shares(1)(2) of issued   shares (1)(3) of issued
                                          and                       and
                                          outstanding              outstanding
Yao DeRong      Shengze Town,   --             --       22,150,200   28.50 %
                Wujiang City
                Jiangsu Province,
Chief Executive 215228, China
Office
Chairman of
the Board

Itochu Textile  Suites 2304-6
Materials (Asia)the Gateway
Limited         Tower 2, 25-27
                Canton Road,
Director        Tsimshatsui,
Shareholder     Kowloon,
                Hong Kong       --             --       18,015,496   23.18 %
Shareholder

Ren WeiRong     Shengze Town,   --             --        5,906,720    7.6 %
Director        Wujiang City
Secretary       Jiangsu Province
Management      215228, China

Tang ShengLi    Shengze Town,   --             --        5,906,720    7.6 %
Shareholder     Wujiang City
Management      Jiangsu Province
                215228, China

Yao YunZhen     Shengze Town,   --             --        5,906,720    7.6 %
Shareholder     Wujiang City
Management      Jiangsu Province
                215228, China

Yao YunHong     Shengze Town,   --             --        5,906,720    7.6 %
Shareholder     Wujiang City
Management      Jiangsu Province
                215228, China

Officers and Directors as                      --       46,072,416   59.28 %
a Group (3 persons)
_________________
(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

(2) Based on 3,886,000 shares of the Registrant's Common Stock issued and outstanding immediately prior to the Share Exchange.

(3) Based on 77,720,000 shares of the Registrant's Common Stock issued and outstanding immediately following the Share Exchange.

   The number of shares and the percentage of issued and outstanding shares held by each of the listed shareholders is subject to adjustment based on the number of shares placed into escrow and subject to cancellation. The Polara Global Limited Shareholders received 1,476.68 of Park Hill Common Stock for each share of Polara Common Stock tendered. The Park Hill Controlling Shareholders placed a total of 2,379,184 of Park Hill Common Stock into escrow (the "Escrow Shares") to secure certain obligations by the Registrant to raise $5,000,000 at a minimum share price of $1.00 per share. The Park Hill Controlling Shareholders have voting power over these shares pending release from escrow.

        We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

        We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

       DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

             Our directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the direction of the Board. The following table and information that follows sets forth the names, ages and positions of the directors and officers of the Registrant:

   Name and      Current Office       Principal Occupation  Director Since Age
Municipality of
   Residence
Yao DeRong      Director, Chief    Chief Executive Officer      7/31/06    62
                Executive Officer  of the Company; Managing
                                   Director of Polara; and
                                   Chairman for Wujiang DeYi
                                   Fashions Clothes Co., Ltd.

Ren Wei Rong    Director and       Secretary of the Company;    7/31/06    44
                Secretary          Director of Polara; and
                                   Assistant General Manager
                                   of Wujiang DeYi Fashions
                                   Clothes Co., Ltd.

Ikezoe Yoichi   Director           Director of the Company;     7/31/06    47
                                   Director of Polara;
                                   Managing Director at Itochu
                                   Textile Materials (Asia)
                                   Limited

Parker Seto     Chief Financial    Chief Financial Officer of   7/31/06    37
                officer            the Company; Chief Financial
                                   Officer of Wujiang DeYi
                                   Fashions Clothes Co., Ltd.


The following is a description of the business background of our directors and executive officers.

Mr. Yao DeRong, aged 62, has served as the Chief Executive Officer and the Chairman of the Board of Polara Global Limited since 1999. Mr. Yao founded DeYi and has also served as DeYi's Chief Executive Officer and Chairman of the Board of Directors since 2000.

Mr. Ren Wei Rong, aged 44, has served as a Director of Polara Global Limited since 1999. Mr. Ren also has served as the General Manager, Director and the Secretary of DeYi since May 2000. Prior to joining DeYi, Mr. Ren was the manager of operations at Wu Jiang Art Weaving Factory. Mr. Ren is a son-in-law of Mr. Yao and husband of Ms. Yao Yun Zhen.

Mr. Ikezoe Yoichi, aged 47, is the Managing Director of Itochu Textile Materials (Asia) Limited and has held that position since April 2005. Before becoming Managing Director at Itochu Textile Materials (Asia) Limited, Mr. Yoichi acted as Section Manager at Itochu Corporation from 2002 to 2005.
Prior to taking on the role of Section Manager in 2002, Mr. Yoichi worked as a staff in Beijing, Shanghai and Hong Kong for the Itochu Corporation from 1986 to 2002.

Mr. Parker Seto, aged 37, is the Chief Financial Officer of our Company and has held this position since 2005. From 2000-2002, Mr. Seto was a principal of the Corporate Finance Department of PKF, Certified Public Accountants in Hong Kong. From 2003 to 2004, Mr. Seto was Chief Consultant for Joinwin Capital Limited. Since 2005, Mr. Seto has acted as a Managing Director of WestPark Capital, Inc. Mr. Seto holds a bachelor's degree in accounting from the Chinese University of Hong Kong and is a member of the American Institute of Certified Public Accountants, and Fellow Member of the Association of Chartered Certified Accountants, United Kingdom and member of the Hong Kong Institute of Certified Public Accountants.


Committees of the Board of Directors

   Our Board of Directors plans has established one board committee, an Audit Committee and plans to establish two Board Committees, a Compensation Committee and a Corporate Governance and Nominating Committee.

   Audit Committee
   We have no standing audit committee. Our Board of Directors performs the function of an audit committee. None of the members of our board of directors satisfies the criteria for an audit committee financial expert under
Item 401(e) of Regulation S-B of the rules of the Securities and Exchange Commission.

   Our board of directors will meet with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our board of directors will review our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

   Our board of directors will monitor our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our board of directors will appoint our external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors will report directly to the board of directors. Our board of directors will have the authority to terminate our external auditor's engagement and will approve in advance any services to be provided by the external auditors which are not related to the audit.

   Compensation

   We have no Compensation Committee. Our board of directors will be responsible for considering and authorizing terms of employment and compensation of our senior management and providing advice on compensation structures in the various jurisdictions in which we operate. In addition, our board of directors will review both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to senior management, and will propose any awards of stock options.

   Corporate Governance and Nominating

   We have no Corporate Governance and Nominating Committee due to our small size. Our board of directors is responsible for developing our approach to corporate governance issues.

   Code of Ethics

   We are in the process of adopting a Code of Ethics for our senior management. We expect to adopt such a Code of Ethics at our next regularly scheduled Board of Directors meeting

   Polara and DeYi also do not have a Code of Ethics, and as our wholly-owned subsidiaries, any Code of Ethics adopted by us will apply to Polara and DeYi.

Corporate Cease Trade Orders and Bankruptcies

   Except as disclosed in this prospectus, none of our directors or officers is, or has been within the ten years before the date of this prospectus, a director or officer of any other company that, while such person was acting in that capacity, was the subject of a cease trade or similar order, or an order that denied the company access to any statutory exemptions under applicable securities legislation, for a period of more than 30 consecutive days, or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that.

Penalties and Sanctions

   None of our directors or officers has been subject to any penalties or sanctions imposed by a court relating to any securities legislation or by any securities regulatory authority or has entered into a settlement agreement with any securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

     None of our directors or officers has been subject to any penalties or sanctions imposed by a court relating to any securities legislation or by any securities regulatory authority or has entered into a settlement agreement with a any securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

   To our knowledge, and other than as disclosed in this report, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.


Involvement in Certain Legal Proceedings

   To the knowledge of our management and during the past ten (10) years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment, decree or consent agreement, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

   (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

   (ii) Engaging in any type of business practice;

   (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.



EXECUTIVE COMPENSATION

   Summary Compensation Table

   The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated senior management for the fiscal years ended December 31, 2005 and 2004. The determination as to which executive officers were most highly compensated was made in reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

                                      Long Term Compensation
                    Annual Compensation   Awards  Payouts

                                            Common Restricted  LTIP
                                            Shares Shares or         All
Name and                             Other  Under  Restricted       Other
Principal      Fiscal  Salary Bonus Annual  Option Share Units Pay- Comp-
Position       Year       ($)   ($)  Compen-SAR's              outs ensat'n
                                       ($)  granted (#) ($)     ($)   ($)
---------------------------------------------------------------------------

Yao DeRong(1)   2005  37,448   6,241   --     --         --     --    --
CEO & Chairman

Deborah A.
Salerno(2)      2004       0       0    0      0          0      0     0
President       2005       0       0    0      0          0      0     0

Ren WeiRong(3)  2005      --      --   --     --         --     --    --
Director,                 --      --   --     --         --     --    --
Secretary

Parker Seto(4)  2005      --      --   --     --         --     --    --
Chief Financial           --      --   --     --         --     --    --
Officer
 _________________

     (1) Reflects compensation paid to Yao DeRong by DeYi prior to the Share Exchange.

     (2) Deborah Salerno resigned as our President and as a director on July 31, 2006.

     (3) Ren WeiRong was appointed as our secretary and a director on July 31, 2006. His total annual salary and bonus does not exceed $100,000.

     (4) Parker Seto was appointed as our Chief Financial Officer on July 31, 2006. His total annual salary and bonus does not exceed $100,000.


Director and Officer Stock Option/Stock Appreciation Rights ("SARs") Grants

        We have never granted any stock options or stock appreciation rights.

Aggregated Option/SAR Exercises in Last Fiscal Year- and Fiscal Year-End Option/SAR Values

        We have never granted any stock options or stock appreciation rights.

Long Term Incentive Plan Awards

        No long-term incentive awards have been made by us to date.

Defined Benefit or Actuarial Plan Disclosure

        We do not provide retirement benefits for the directors or officers.

Compensation of Directors

        We had no arrangements pursuant to which our officers and directors are compensated by us for their services in their capacity as directors or officers, or for committee participation, involvement in special assignments or for services as consultant or experts during the most recently completed financial year.

        Our officers and directors may be reimbursed for any out-of-pocket expenses incurred by them on our behalf.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        None

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        None.

Board Compensation Committee Report on Executive Compensation

        The primary objectives of our executive compensation program are to enable us to attract, motivate and retain outstanding individuals and to align their success with that of our shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual's overall experience, responsibility and performance. Our executive compensation program consists of a base salary, performance bonuses and stock options. Our board of directors approves all compensation to our executive officers.

            Number of                                  Number of securities
            securities                                 remaining available
            to be issued                               for future issuance
            upon exercise       Weighted-average       under equity
            of outstanding      exercise price of      compensation plans
Plan        options, warrants   outstanding options,   excluding securities
category    and rights          warrants and rights    reflected in column (a)
--------    ----------          -------------------    -----------------------

               (a)                      (b)                      (c)

Equity         n/a                      n/a                      n/a
compen-
sation
plans
approved
by
security
holders

Equity         n/a                      n/a                      n/a
compen-
sation
plans not
approved
by
security
holders


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Except as described below, there have been no material transactions involving $60,000 or more between DeYi or Polara and/or its directors, executive officers or five percent stockholders other than compensatory arrangements set forth under the caption "Executive Compensation," above.


   We acquired all of the issued and outstanding common stock of Polara in a share exchange transaction. We appointed three new directors to our Board of
Directors: Yao DeRong, Ren Wei Rong and Ikezoe Yoichi. After Closing, our Board of Directors consists of those three new members. Yao DeRong was appointed as our Chairman of the Board of Directors and Chief Executive Officer effective immediately upon Closing of the Share Exchange. Yao DeRong is Ren Wei Rong's father-in-law.

   DeYi had sales of fabricated Bemerg silk clothes to Shanghai Itochu Company, a related company of Director Yoichi, during fiscal 2005 of approximately $283,469, of which approximately $23,803 was included in trade receivable as of December 31, 2005. The Bemerg silk materials used in the sales to Shanghai Itochu Company during fiscal 2005 were purchased by DeYi from Shanghai Itochu Company's parent, Japan Itochu Company, a related company of Director Yoichi. During fiscal 2005, DeYi purchased approximately $253,171 of raw materials from Japan Itochu Company. The amount due to Japan Itochu Company for fiscal 2005 ended as of December 31, 2005 was $200,553.

        DeYi made purchases from Wujiang Delong Fashion Clothes Co., Ltd.
(WDFC), a company owned by Director Yao for the year 2005 in the amount of $7,029. The amount due from WDFC for the year ended 2005 was $5,838.

        A net land use right of $168,286 and $168,972 at December 31, 2005 and 2004, respectively is registered in the name of WDFC. WDFC has leased all of the useful lives to DeYi at the cost of the land and DeYi paid all of the rental payments to WDFC since the inception of the lease.

        The amount due from Director Yao DeRong for the year ended December 31, 2005 was $189,359. Mr. Yao repaid the Company the entire amount on or about June 30, 2006. The amount due from Director Ren WeiRong for the year ended December 31, 2005 was $73,911. Mr. Ren repaid the Company the entire amount or about June 30, 2006.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

   We do not currently have an indemnification contracts or arrangement under which any of the directors or officers in our Company will be insured or indemnified against any liabilities that may occur against them in their capacities as directors and officers.


                           INSURANCE

   We have taken out insurance policies, including, without limitation, general liability insurance, worker's compensation insurance, and property insurance, to cover our production plants and facilities, inventories, and assets, personnel, tracks, and cars.


                       LEGAL PROCEEDINGS

   Neither we nor Polara nor DeYi are parties to any pending legal proceeding and, to the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us, Polara, or DeYi. Additionally, neither we, Polara, nor DeYi have ever been parties to a bankruptcy or similar proceeding.

   No director, executive officer or affiliate of ours, Polara, or DeYi, or owner of record or beneficially of more than five percent of our Common Stock is a party adverse to us, Polara or DeYi, or has a material interest adverse to us, Polara, or DeYi in any proceeding.


       COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been filed.


                   DESCRIPTION OF SECURITIES

   Our authorized capital stock consists of 200,000,000 shares of common stock, with a par value of $0.001 per share. As at July 31, 2006, there were 77,720,000 shares of our common stock issued and outstanding.

Common Stock

   Our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our Common Stock representing 51% of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

   The holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

   In the event of any merger or consolidation with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

        Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.


   MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS


Following the termination of Quota restriction on garment industry from 2005, many PRC garment manufacturers had expanded their market penetration and increased demand on our fiber, as shown on the account of the Company , Since Year 2005, the Company has taken an initiative to expand its clientele

 Operational and Financial Review

   The Group is principally engaged in the manufacture and sale of finished fabrics targeting at mid to high-end markets both in the PRC and overseas. The Group vertically integrates its production process, which include research and development, raw fabric weaving, dyeing and setting, cloth finishing such as pattern pressing and calendaring. The Group's products are used for manufacturing men's and women's fashions such as outer garments, down wear, trousers, windbreakers, jackets and sports wears to satisfy the market demand of different range of garment products to overseas and domestic market.

To cope with the expected growth fabric as demanded in Asia after the liberalization of Quota control system worldwide, especially for those garment being manufactured in Asian countries for export to North America, which would pave an opportunity to capture the high-growth demand for the Group's products , the Group had commenced its weaving capacity expansion in the previous period. The new plant and machinery were installed and completed test run at the end of Year 2005 (Construction-in-progress in Year 2005 vs. Year 2004: US$2,863,196 vs. US$31,887) and is expected to begin production in early July 2006. Consequently, the aggregated weaving production capacity increased for more than 40% compared to the one before the addition of such facilities for dyeing process. To certain extent, the new weaving factory ensures steadier supply and better quality control of raw fabrics for the dyeing process, which in turn, will reduce production costs and shorten the production cycle.

   To be in line with the Group's efforts in expanding markets, the Group participated in the textile fair held in China and overseas during the Period and had established an exhibition booth in Shanghai Commercial City so as to promote and sell its products to local and overseas customers.



 Sales Revenue

   For  the  year ended   ended  31  December  2005,  the  Group
   recorded  a net sales    of approximately  $35,978,461  (2004:
   $30,168,551), representing a increase of approximately 19% in comparison to the Year 2004. The increase in turnover was attributable to increased effort in market penetration to grasp the market growth, especially in Asian countries as part of the marketing strategy following the termination of Quota control system in Year 2005.


 Gross Profit

   The gross profit margin of the Group slightly decreased from about 18.3% in the Year 2004 to about 15.5% in Year 2005 The slight decrease was due to the intensive competition the Group is now facing in the industry, coupled with the marketing strategy on market expansion. The Management is of the view that the short-term decrease in gross profits is a successful strategy to penetrate into the market and build up the trading relationship with customers would be beneficial to the Group's distribution of various types of products in long term.

   Consultancy Income

   As in Year 2005, the Company has been in contact with different suppliers in China to locate for the optimum price and quality suppliers. With the matured and well-experienced industrial team in the industry, the Company has been providing consulting services to an independent third party, which is also one of its supplier, for their factories in China for set up the production work process and training with a consultancy income of approximately $966,452 being derived thereform. The Management is of the view that the consulting services provided to such third parties which are not in direct competition with our products would not just enhance efficiency in utilizing our current resources for income generation for the Group but also as an efficient way to establish network of reliable supplier and customers with an in-depth understanding of their production flow and human resource training according to the Group's production and management policy which would enhance the business opportunities for the Group.

   Machinery Rental income

   Since Year 2004, the Company has leased certain machinery to an unrelated company with an annual rental income around $290,000 which is sufficient to cover the respective depreciation expenses for a profit contribution of approximately $210,000 for each of the Year 2004 and Year 2005. The Company views that the short-term lease-out of such machinery provides the flexibility to the Group for obtaining cash flow from asset being temporarily not being utilized whereas in case of necessity, the machinery can be taken back for our own production need to cater for the customer's need.


    Net Income

    The Group's net income for Year 2005 was approximately $3,482,624 (2004: $3,135,236), approximately 12 % more than that in 2004. Net profit margin for the Period was approximately 9.. 6% (2004: 10. 4 %). The decrease in net profit margin compared with previous period was due to the increase in interest expenses incurred in financing operation and expansion in Year 2005 of $418,641 (2004:
   $109,009) of the Company to meet with its expansion plan. The Management is of the view that the Group necessitates to obtain funding from public through public offering or private placement aiming at achieving a better debt-equity mix as the financing structure of the Company.

    Expenses

        Selling and distribution costs, amounted to approximately $681,056 for Year 2005 (2004: $894,678), representing approximately 1.8% (2004: 2.9%) of sales revenue. Its decline was a consequence of the successful strategy of market expansion for large customer as focused and which also causes the Selling and distribution cost per dollar sales decreases.

        Administrative expenses amounted to approximately $645,874 (2004: $568,052), representing approximately 1.8% (2004: 1.8%)
        of sales revenuer for Year 2005. The Management has exercised control on the administrative expenses of the Company to maximize the administrative efficiency of the Group.


        Interest expenses, net amounted to approximately $418,641 in Year 2005 (2004: $109,009). The current period balance comprises of interest payment of borrowings from various banks
        in China.   The financing of the rapid expansion of the
        Company through short-term bank borrowing is in line with the operating cycle of the Company for short-term cash demand and does not create any pressure on the funding of the Group. However, the Group would have a long term plan to optimize its financing need through a combination of equity increase coupled with short-term and long-term debt.

    Future Plans and Prospects

        As a result of the constant improvement of quality of life in the PRC, the demand for fashionable clothes and quality fabrics increases. In order to diversify the customer base of the Group and tap the market potential, the Group continuously strengthens its distribution and product range, such as the development of cotton fabric from Year 2005 which has a higher margin (gross margin about: 25%)

        The Group persists in its market expansion by maintaining good and close relationship with existing distribution agents and concreting its present sales and marketing team. Moreover, it will participate in the textile fairs held in Shanghai of the PRC and France in 2006 so as to promote its products to worldwide customers.

   On account of the continuous change in the trend of the textile and garment markets, the Group keeps continuing to put effort in research and development of new products and improvement of existing products in order to meet the dynamic market needs. Consequently, production capacity would be planned to increase via purchasing new machineries for producing functional fabrics, or lease production lines from other manufacturers or even through merger and acquisition in case of necessities, but all have not been confirmed yet as the Management opts to move steadily on its expansion with mitigating the risk of overexpansion in short time whereas taking the opportunity to gain good business as an effective mans to boost the market expansion and raise profit margin in certain extent.

 LIQUIDITY AND FINANCIAL RESOURCES

   As at 31 December 2005, the Group had net current liabilities of $528,865 (2004 net current asset: $ 1,901,214 ) and net asset of $14,858,703 (2004:$8,887,991) The net liabilities position of the Group for Year ended December 31, 2005 is of a temporary nature as the Group maintains a strong financial position with strong net asset and growth in equity and positive earnings.

   As at 31 December 2005, the Group had cash and cash equivalents of approximately $ 5,514,937 (2004: $
   6,850,222 ). The decrease in the Group's cash and cash equivalents is because of the amount of cash being employed for business development and normal operation. Whereas the Group consider the cash position of Group is healthy and sufficient to finance its operation, which is evidenced by a net positive cash flow provided by operating activities, the Management would continue to keep a close watch on the Company's financial liquidity to ensure the business expansion would be financed in the most optimum combination of resources that enhance shareholders' value.

   The financial health of the Group has been strong throughout the Year 2005 and Year 2004 as indicated by the above figures.

    FINANCING

As at 31 December 2005, the total amount of short-term bank loan for the Group in Year 2005 is $6,966,086 (2004: $2,389,431) reflecting the Group's strong demand for its business that requires significant amount of financing to sustain the business operation and expansion in light of the competitive business environment. However, the Management views such increase in short-term bank loan with respect to the increase in business being in line with its short-term strategy of rapid and far-reaching market penetration and expansion, though in long term a more well-balanced source of funding in different combination in a more favorable terms will be sought to mitigate the risk of over-application in short-term finance to fuel up the business growth, as the Company goes into the direction of becoming a public company.

BRIEF OVERVIEW FOR THE 1ST QUARTER RESULT OF YEAR 2006

Following the signing of a Share Exchange Agreement between Polara Global Limited and Park Hill Capital III, Inc., the Company has prepared a Pro-Forma Financial Statements for the first quarter ended March 31st , 2006, the Company has achieved a 2006 first-quarter revenue of $7,511,947 (2005 1Q:
$5,320,352)   The Gross Profits of the Company Is $599,155 for 2006 1Q
($419,476 for 2005 1Q). The gross profits margin for Year 2006 1Q is 9.44% (2005 1Q: 12.98 %) and the net profit for Year 2006 1Q is 7.98% (Year 2005 1Q:
7.8 % ). The maintenance of similar gross profit margin with significant increase in sales revenue has shown the intensive competition in the industry .. To cope with such competitive environment, the Company has already started the production of cotton fabric (which is about 25% gross profit margin comparing to the 13% gross profit margin of the polyester fabric which accounts for more than 60% of the total sales in Year 2005) and the planned expansion in the production and distribution of the higher margin products would be another factor expected to bring up the business performance of the Company for Year 2006.

In terms of financial strength, the Company is still having a net current asset for 2006 1Q of $ 5,141,339 (2005 1Q: $4,674,837 ) with the approximate same current ratio slightly above. The net asset of the Group for period ended 2006 1Q is about $15,634,760 in comparison with the amount of $9,341,979 as for 2005 1Q shows a solid financial strength of the Company while the Company is having its financial strength in such competitive business environment that provide a solid support to its business strategy of market expansion and penetration.


MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED SHAREHOLDER MATTERS Market Information

   Our shares of Common Stock are not traded on any stock exchange or the NASD Over the Counter or Pink Sheet Electronic Board. There has never been a publicly-traded market for the securities of Polara or DeYi. No assurance can be given that any "established trading market" will ever commence, or continue, if one does commence. The resale of "restricted securities" and other securities of our Company that are currently outstanding or that may be issued in the future could have an adverse effect on any such market that may commence or exist in the future.

Holders

     The number of record holders of our Common Stock as of July 31, 2006, was approximately 50.


Dividends

   We have not declared any cash dividends with respect to our Common Stock and do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty; however, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our Common Stock.


Planned Sales of Unregistered Securities

   Pursuant to the Agreement and under the post Share Exchange Financing, we will issue additional shares of our "restricted securities" in a Private Placement Offering to raise not less than $5 million. We intend this proceed of not less than $5 million for general working capital, research and development and facilities expansion purposes.

   These securities will be issued to persons who are either "accredited investors," or "sophisticated investors" or investors who are not "U.S. Persons" who, by reason of education, business acumen, experience or other factors, are fully capable of evaluating the risks and merits of an investment in our Company; and who have had prior access to all material information about us. We believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) thereof and Rule 506 of Regulation D of the Securities and Exchange Commission, and with respect to the those whom are not "U.S. Persons," pursuant to Regulation S of the Securities and Exchange Commission.

   Generally, "restricted securities" can be resold under Rule 144 once they have been held for at least one year (subparagraph (d) thereof), provided that the issuer of the securities satisfies the "current public information" requirements (subparagraph (c)) of the Rule; no more than one percent (1%) of the outstanding securities of the issuer are sold in any three month period (subparagraph (e)); the seller does not arrange or solicit the solicitation of buyers for the securities in anticipation of or in connection with the sale transaction and does not make any payment to anyone in connection with the sales transaction except to the broker/dealer whom executes the trade or trades in the securities (subparagraph (f)); the shares are sold in "brokers' transactions" only (subparagraph (g)); the seller files a Notice on Form 144 with the Securities and Exchange Commission at or prior to the sales transaction (subparagraph (h)); and the seller has a bona fide intent to sell the securities within a reasonable time of the filing of such Form. Once two years have lapsed, assuming the holder of the securities is not an "affiliate" of the issuer, unlimited sales can be made without further compliance with the terms and provisions of Rule 144.


         RECENT SALES OF UNREGISTERED EQUITY SECURITIES

   We did not issue any unregistered securities during the years ended December 31, 2004 and December 31, 2005.

   Subsequent to December 31, 2005, on July 31, 2006, we completed the acquisition of Polara Global Limited in accordance with the terms of the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, we acquired all of the outstanding capital stock and other equity interests of Polara from the Polara Global Limited Shareholders by issuing 73,834,000 shares of Common Stock as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement. The shares of Common Stock were issued to Yao De Rong, Itochu Textile Materials (Asia) Limited, Yao Yun Zhen, Yao Yun Hong, Ren Wei Rong, Tang Sheng Li, Realty Century Management Ltd., Good Result Investment Company Limited, Ye Gen Zhen, Gain for Success Enterprises Limited, Sheng Mei Zhen, Ma Bin Liang, and Ma Wen Ying in a private transaction not involving a public offering pursuant to an exemption from registration available under Section 4(2) of the Securities Act of 1933 as amended.


           INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company

   The Articles of Incorporation and the Bylaws of the Company do not provide for indemnification of officers, directors or controlling persons. The General Corporation Law of the State of Nevada (NRS 78.7502) provides that, "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding...or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense."

   Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange
 Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

   Exclusion of Liabilities. Nevada Statutes exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

   See Items 1.01, 2.01 and 5.01 above.

   Pursuant to the Share Exchange Agreement with Polara, the current officers and directors of Polara became members of our Board of Directors and our executive officers, to serve until the next respective annual meetings of our stockholders and our Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations. Effective on July 31, 2006, they were: Yao DeRong, President and Director; Ren Wei Rong, Secretary and Director; Parker Seto, Chief Financial Officer; and Ikezoe Yoichi, Director. Our directors and executive officers, Deborah A. Salerno and Frank L. Kramer, resigned, in seriatim, on closing of the Share Exchange.

     The following delineates certain information concerning our newly designated directors and executive officers:

   Name and      Current Office       Principal Occupation  Director Since Age
Municipality of
   Residence
Yao DeRong      Director, Chief    Chief Executive Officer      7/31/06    62
                Executive Officer  of the Company; Managing
                                   Director of Polara; and
                                   Chairman for Wujiang DeYi
                                   Fashions Clothes Co., Ltd.

Ren Wei Rong    Director and       Secretary of the Company;    7/31/06    44
                Secretary          Director of Polara; and
                                   Assistant General Manager
                                   of Wujiang DeYi Fashions
                                   Clothes Co., Ltd.

Ikezoe Yoichi   Director           Director of the Company;     7/31/06    47
                                   Director of Polara;
                                   Managing Director at Itochu
                                   Textile Materials (Asia)
                                   Limited

Parker Seto     Chief Financial    Chief Financial Officer of   7/31/06    37
                officer            the Company; Chief Financial
                                   Officer of Wujiang DeYi
                                   Fashions Clothes Co., Ltd.


The following is a description of the business background of our directors and executive officers.

Mr. Yao DeRong, aged 62, has served as the Chief Executive Officer and the Chairman of the Board of Polara Global Limited since 1999. Mr. Yao founded DeYi and has also served as DeYi's Chief Executive Officer and Chairman of the Board of Directors since 2000.

Mr. Ren Wei Rong, aged 44, has served as a Director of Polara Global Limited since 1999. Mr. Ren also has served as the General Manager, Director and the Secretary of DeYi since May 2000. Prior to joining DeYi, Mr. Ren was the manager of operations at Wu Jiang Art Weaving Factory. Mr. Ren is a son-in-law of Mr. Yao and husband of Ms. Yao Yun Zhen.

Mr. Ikezoe Yoichi, aged 47, is the Managing Director of Itochu Textile Materials (Asia) Limited and has held that position since April 2005. Before becoming Managing Director at Itochu Textile Materials (Asia) Limited, Mr. Yoichi acted as Section Manager at Itochu Corporation from 2002 to 2005.
Prior to taking on the role of Section Manager in 2002, Mr. Yoichi worked as a staff in Beijing, Shanghai and Hong Kong for the Itochu Corporation from 1986 to 2002.

Mr. Parker Seto, aged 37, is the Chief Financial Officer of our Company and has held this position since 2005. From 2000-2002, Mr. Seto was a principal of the Corporate Finance Department of PKF, Certified Public Accountants in Hong Kong. From 2003 to 2004, Mr. Seto was Chief Consultant for Joinwin Capital Limited. Since 2005, Mr. Seto has acted as a Managing Director of WestPark Capital, Inc. Mr. Seto holds a bachelor's degree in accounting from the Chinese University of Hong Kong and is a member of the American Institute of Certified Public Accountants, and Fellow Member of the Association of Chartered Certified Accountants, United Kingdom and member of the Hong Kong Institute of Certified Public Accountants.

   There are no family relationships among the directors and executive officers, except as set forth below. Ren Wei Rong is Yao DeRong's son-in-law.

   There are no formal employment agreements entered by the Company with any officer or director.

   Each of the newly appointed directors were appointed under the term of the Share Exchange Agreement. Yao DeRong is the Chief Executive Officer and was a principal shareholder of Polara. Yao DeRong, Ren Wei Rong, and Itochu Textile Materials (Asia) Limited, at which Ikezoe Yoichi is a Managing Director, were shareholders of Polara. Parker Seto is a financial consultant to Polara.


Item 5.03.   Amendment to Articles of Incorporation or Bylaws; Change in
Fiscal Year

    On May 25, 2006, the board of directors of the Registrant approved the change of our name from Park Hill Capital III Corp. to New Fiber Cloth Technology, Inc. The board also approved an amendment to our Articles of Incorporation effecting such change. Following the board's approval of the name change, the Registrant's shareholders, by written consent, who hold a majority of the issued and outstanding shares of the Corporation's common stock, approved the amendment to the Registrant's Articles of Incorporation to change the name of the Registrant from Park Hill Capital III Corp. to New Fiber Cloth Technology, Inc.

   On May 25, 2006, the board of directors of the Registrant approved an increase the number of shares that are authorized for issuance under the Articles of Incorporation from 25,000,000 shares of $0.001 par value common stock to 200,000,000 shares of $0.001 par value common stock (the "Increase in the Authorized Shares") and the authority to issue Twenty Million (20,000,000) shares of $0.001 par value Preferred Stock (the "Authorization of the Preferred Stock"). Following the board's approval of the Increase in the Authorized Shares and the Authorization of the Preferred Stock, shareholders, by written consent, who hold a majority of the issued and outstanding shares of the Registrant's common stock, approved the amendment to the Registrant's Articles of Incorporation to increase the number of shares that are authorized for issuance under the Articles of Incorporation from 25,000,000 shares of $0.001 par value common stock to 200,000,000 shares of $0.001 par value common stock and the authorization of 20,000,000 shares of $0.001 par value Preferred Stock.


                      ACCESS TO OUR REPORTS

   The public may read and copy any materials that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. For electronic filings, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Item 8.01.   Other Events

Item 9.01    Financial Statements and Exhibits

        (a)  Financial Statements of Business Acquired



                      POLARA GLOBAL LIMITED

                       FINANCIAL STATEMENTS
                    DECEMBER 31, 2005 AND 2004
                      (Stated in US dollars)

                      POLARA GLOBAL LIMITED

CONTENTS                                                        PAGES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM           1

CONSOLIDATED BALANCE SHEETS                                   2 - 3

CONSOLIDATED STATEMENTS OF INCOME                                 4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                   5

CONSOLIDATED STATEMENTS OF CASH FLOWS                         6 - 7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                   8 - 26

To:  The Board of Directors and Stockholders of
   Polara Global Limited


                  Independent Auditor's Report

We have audited the accompanying consolidated balance sheets of Polara Global Limited as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Polara Global Limited as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/S/Samuel H. Wong & Co. LLP
South San Francisco                     Samuel H. Wong & Co. LLP

June 28, 2006                           Certified Public Accountants




POLARA GLOBAL LIMITED

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)


                                        Note        2005          2004
ASSETS

 Current assets
  Cash and Cash Equivalents                     $   986,485    $ 4,055,416
  Restricted Cash                                 4,528,452      2,794,806
  Marketable Securities                              12,247         60,339
  Accounts Receivable                             3,337,949      2,226,462
  Other Receivables                      7        5,154,020      2,128,305
  Inventories                            3        4,020,840      3,979,524
  Advances to Suppliers                           2,946,201      1,712,505
  Prepaid Expenses                                        -         29,929
                                               ------------   ------------
 Total current assets                          $ 20,986,194   $ 16,987,286

Fixed Assets
 Land Use Rights                        4           279,362        278,397
 Plant and Equipment                    6         7,433,901      7,719,290
 Construction in progress                         2,863,196         31,887
 Long Term Assets
 Notes Receivable                       5         4,811,109      2,521,329
                                               ------------   ------------
TOTAL ASSETS                                   $ 36,373,762   $ 27,538,189
                                               ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
  Short-Term Bank Loans                 9         6,966,086      2,389,431
  Notes Payable                        10         6,298,462      4,786,098
  Accounts Payable                                5,052,220      3,092,597
  Other Payables                        8           635,637      3,689,471
  Income Tax Payable                                564,127              -
  Lease Obligations-current            11            38,398         37,410
  Customers' Deposits                             1,925,018      1,045,530
  Accrued Liabilities                                35,111         45,535
                                               ------------   ------------
 Total current liabilities                     $ 21,515,059   $ 15,086,072
                                               ============   ============

 See accompanying notes to the consolidated financial statements.

POLARA GLOBAL LIMITED

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)


                                        Note        2005          2004
 Long Term Liabilities
   Capital Lease Obligations            11                -         37,410
                                               ------------   ------------
TOTAL LIABILITIES                              $ 21,515,059   $ 15,123,482
                                               ------------   ------------

MINORITY INTERESTS                                        -      3,526,716
                                               ------------   ------------

STOCKHOLDERS' EQUITY
 Common Stock Capital                   12     $     50,000   $     50,000
 Capital Reserves                                 8,465,327      5,918,207
 Surplus Reserves                                   635,420              -
 Accumulated Other Comprehensive income/<loss>      (56,475)         2,557
 Retained earnings                                5,764,431      2,917,227
                                               ------------   ------------
                                               $ 14,858,703   $  8,887,991
                                               ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                         $ 36,373,762   $ 27,538,189
                                               ============   ============

 See accompanying notes to the consolidated financial statements.

POLARA GLOBAL LIMITED

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)


                                        Note        2005          2004

Net Sales                                      $ 35,978,461   $ 30,168,551

Cost of Sales                                   (30,393,967)   (24,644,771)
                                               ------------   ------------
Gross Profit                                   $  5,584,494   $  5,523,780

Selling and Distributing Costs                     (681,056)      (894,678)
Administrative and General Operating Expenses      (645,874)      (568,052)
                                               ------------   ------------
Income from Operations                         $  4,257,564   $  4,061,050

Other Income                             13       1,181,315        212,687

Interest Expenses, net                             (418,641)      (109,009)
                                               ------------   ------------
Income before Taxes                            $  5,020,238   $  4,164,728

Income Tax                               14        (627,719)             -
                                               ------------   ------------
Income after Taxes                             $  4,392,519   $  4,164,728

Minority Interests                                 (909,895)    (1,029,492)
                                               ------------   ------------
Net Income                                     $  3,482,624   $  3,135,236
                                               ============   ============

 See accompanying notes to the consolidated financial statements.

POLARA GLOBAL LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)

                                       Additional  Accumulated
              Common  Capital  Surplus  Paid-in   Comprehensive Retained
               Stock  Reserve Reserves  Capital     Income      Earnings Total
 Balance,
January 1,
2004          $50,000 $3,054,029 $    - $       - $ 220 $3,600,461 $6,704,710
Net income          -          -      -         -     -  3,135,236  3,135,236
Stock dividend
received            -  2,864,178      -         -     - (2,864,178)         -
Stock dividend
paid to
minority
interest            -          -      -         -     -   (954,292)  (954,292)
Foreign
currency
translation
adjustment          -          -      -         - 2,337          -      2,337
              ------- ---------- ------ --------- -----  --------- ----------
Balance,
December 31,
2004          $50,000 $5,918,207 $    -         -$2,557 $2,917,227 $8,887,991
              ======= ========== ====== ========= =====  ========= ==========

Balance,
January 1,
2005         $ 50,000 $5,918,207 $    -         -$2,557 $2,917,227 $8,887,991
Net income          -          -      -         -     -  3,482,624  3,482,624
Shareholder's
Contribution        -          -      - 2,547,120     -          -  2,547,120
Appropriations
to statutory
revenue reserves    -          - 635,420        -     -   (635,420)         -
Transfer to
Capital Reserve     -  2,547,120      -(2,547,120)    -          -          -
Foreign
currency
translation
Adjustment          -          -      -         -(59,032)        -    (59,032)
              ------- --------- ------- --------- ------ --------- ----------
Balance,
December 31,
2005          $50,000$8,465,327$635,420        -$(56,475)$5,764,431$14,858,703
              ======= ========= ======= ======== =======  ========= ==========

                               F-5
 See accompanying notes to the consolidated financial statements.

POLARA GLOBAL LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



                                                    2005             2004
Cash flows from operating activities

 Net income                                     $ 3,428,624      $ 3,135,236
    Depreciation                                    953,562          731,759
    Amortization                                      6,837            6,219
    Appropriation to minority interests             909,895        1,029,492
    (Increase)/decrease in accounts receivable   (1,036,049)       1,168,203
    Decrease/(increase) in inventories               62,716       (1,013,901)
    (Increase)/decrease in advance to suppliers  (1,169,675)         535,498
    (Increase)/decrease in other receivables     (2,922,519)       4,535,663
   Decrease/(increase) in prepaid expenses           30,233          (29,926)
   Increase/(decrease) in accounts payable        1,848,255         (369,342)
    Increase in taxation payable                    555,195                -
    Increase/(decrease) in customer deposits        838,402         (182,479)
    (Decrease)/increase in accruals and other
     payables                                    (3,112,765)         835,818
                                               ------------     ------------
   Net cash provided by operating activities   $    446,711     $ 10,382,240
                                               ------------     ------------

Cash flows from investing activities

    Purchases of intangible assets             $          -     $   (24,028)
    Payment in construction in progress          (2,785,650)      1,233,753
    Granting in notes receivable                 (2,188,026)     (2,521,107)
    Investment in a subsidiary                   (2,119,335)              -
    Sales/<Investment> in marketable securities      48,898         (60,334)
    Purchase of plant and equipment                (472,165)     (3,327,044)
                                               ------------     -----------
Net cash used in investing activities          $ (7,516,278)    $(4,698,760)
                                               ------------     -----------

Cash flows from financing activities

   Proceeds from short-term bank loans         $  4,442,120     $   748,139
   Increase in restricted cash                   (1,633,595)       (475,609)
   (Repayment)/inception of capital lease           (37,790)         74,814
    Proceeds/(repayment) of notes payable         1,364,087      (1,368,370)
   Appropriation of statutory reserves and
    payment of stock dividends to minority
    shareholders                                   (208,453)       (954,292)
                                               ------------     -----------
Net cash provided by/(used in) financing
activities                                     $  3,926,369     $(1,975,318)
                                               ------------     -----------

                               F-6
 See accompanying notes to the consolidated financial statements.

POLARA GLOBAL LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



                                                    2005             2004
Net (decrease)/increase in cash and cash
equivalents                                    $ (3,143,198)    $ 3,708,162

Effect of foreign currency translation on
cash and cash equivalents                            74,267          36,144
Cash and cash equivalents - beginning of year     4,055,416         311,110
                                               ------------     -----------
Cash and cash equivalents - end of year        $    986,485     $ 4,055,416
                                               ============     ===========

Supplementary cash flow information

  Interest paid                                $    457,500     $   430,154
                                               ============     ===========

                               F-7
 See accompanying notes to the consolidated financial statements.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)




1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

  Polara Global Limited (the Company) was incorporated in the British Virgin Islands on January 20, 1999 under the International Business Companies Act, British Virgin Islands.

  The Company is principally engaging in the holding of investments, and the selling of fashion clothes materials.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Method of Accounting

  The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements, which are compiled on the accrual basis of accounting.

 (b) Consolidation

  The consolidated financial statements include the accounts of Polara Global Limited (the Company) and its subsidiary (the Group). Significant intercompany transactions have been eliminated in consolidation.

  As of December 31, 2005, the particulars of the subsidiaries are as follows:

                    Place of        Date of    Attributable
Name of company  incorporation  incorporation equity interest % Issued capital

Wujiang Deyi       People's         4/29/2000     100          RMB 10,250,000
Fashions Cloths    Republic of
Company Limited    China
(Deyi)

  Deyi manufactures, dyes and sells fashion clothes materials. The products are distributed in Asia, Europe, North America, Australia and Africa.

 (c) Use of estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

 (d) Economic and political risks

  The Group's operations are conducted in the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

  The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

 (e) Concentrations

  The Group has three major markets which accounted for the following percentages of total sales and total accounts receivable as of and for the years ended December 31, 2005 and 2004:

                           Revenue               Accounts receivable

                    2005          2004             2005           2004
 Asia                53%           37%              93%            98%
 Europe              43%           60%               6%             2%
 Others               4%            3%               1%             -
 Total              100%          100%             100%           100%

  (f)     Land Use Rights

 Land use rights are being amortized by the straight-line method over the respective lease terms ranging from 44 to 50 years.

  (g)     Plant and equipment

 Plant and equipment are carried at cost less accumulated depreciation.
  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

               Buildings                      20 years
               Machinery                      10 years
               Motor vehicles                  5 years
               Office equipment                5 years
               Other equipment                 5 years

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)




 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

  (h)     Accounting for the Impairment of Long-Lived Assets

  The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

 If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 During the reporting years, there was no impairment loss.

  (i)     Construction in progress

  Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use. Capital commitments in respect of these projects are $150,000 at December 31, 2005.

  (j)     Inventories

  Inventories consisting of raw materials, work-in-progress and finished goods are stated at the lower of weighted average cost or market value.
  Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

  (k)     Trade Receivables

  Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

  Doubtful debt included in administrative and other operating expenses were $124,398 and nil for the years ended December 31, 2005 and 2004 respectively.

  (l)     Advances to suppliers

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

  Advances to suppliers represent the cash paid in advance for purchasing raw materials.

  (m)     Cash and cash equivalents

  The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in the PRC. The Group does not maintain any bank accounts in the United States of America.

  (n)     Restricted Cash

  Restricted cash represents time deposits on account to secure notes payable.

  (o)     Marketable Securities

  The Group's investment in marketable securities consists of an investment in a Chinese open-ended fund that invests in Chinese corporate equity securities. The Group's investment is classified as available-for-sale.
  In accordance with Statement of Financial Accounting Standards ("SFAS")
  No. 115, "Accounting for Certain Investments in Debt and Equity
  Securities", unrealized gains and losses on this investment are included in other comprehensive income, a separate component of shareholders' equity. Realized gains and losses from the sales of marketable securities and declines in value considered to be other than temporary are to be included in other income (expense).

  (p)     Foreign currency translation

  The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Group is the Renminbi
  (RMB). The consolidated financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.


                                          2005                 2004
Year end RMB : US$ exchange rate         8.0734              8.2865
Average yearly RMB : US$ exchange rate   8.2033              8.2872

  The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

 (q) Revenue recognition

  Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

  -Persuasive evidence of an arrangement exists, -Delivery has occurred or services have been rendered, -The seller's price to the buyer is fixed or determinable, and -Collectibility is reasonably assured or payments have been established.

 (r) Income taxes

  The Group accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

  The Company is operating in the Hong Kong. In accordance with the relevant tax laws and regulations of Hong Kong, the corporation profits tax of 17.5% on the assessable profits of the Company is $57,432 and nil for the years 2005 and 2004.

  Deyi is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, also in accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. The Company's first profitable tax year was 2003. The Company will be levied at the 33% tax rate in 2008. As such, the Company's income tax expense for 2005 and 2004 was $570,287 and nil respectively.

 (s) Advertising

  The Group expensed all advertising costs as incurred. Advertising expenses included in selling and distribution expenses were $129,125 and $144,235 for the years ended December 31, 2005 and 2004 respectively.

 (t) Shipping and handling

  All shipping and handling are expensed as incurred and outbound freight is not billed to customers. Shipping and handling expenses included in selling and distribution expenses were $258,549 and $410,944 for the years ended December 31, 2005 and 2004 respectively.

 (u) Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $28,667 and $20,822 for the years

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

ended December 31, 2005 and 2004.

 (v) Surplus reserves

  Surplus reserves for foreign investment enterprises are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

  Surplus reserves consist of the following as of December 31,

                                               2005          2004

         Enterprise reserve fund            $ 235,105        $     -
         Enterprise expansion fund            235,105              -
         Employee welfare fund                165,210              -
                                            ---------        -------
                                            $ 635,420        $     -
                                            =========        =======
 (w) Comprehensive income

 Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group's current components of other comprehensive income is the foreign currency translation adjustment.

 (x) Recent accounting pronouncements

  In May 2005, the FASB issued a SFAS 154, "Accounting Changes and Error Corrections" to replace APB Opinion No. 20, "Accounting Changes" and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements" requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D) principle be applied as if it were adopted prospectively from the earliest date practicable. The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

(x)  Recent accounting pronouncements (Continued)

  In February 2006, the FASB issued a SFAS 155, "Accounting for Certain Hybrid Financial Instruments" to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

  The Group does not anticipate that the adoption of these two standards will have a material impact on these consolidated financial statements.


3.   INVENTORIES
                               2005        2004

Raw materials              $ 2,177,674 $ 1,735,944
Work in progress                     -     235,251
Semi finished goods          1,423,106   1,083,046
Finished goods                 420,060     925,283
                           ----------- -----------
                           $ 4,020,840 $ 3,979,524
                           =========== ===========

4.   LAND USE RIGHTS
                               2005       2004

Cost of land use rights    $   303,393 $   295,591
Less: Accumulated amortization (24,031)    (17,194)
                           ----------- -----------
Land use rights, net       $   279,362 $   278,397
                           =========== ===========

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



4.   LAND USE RIGHTS (CONT'D)

  Amortization expense for the years ended 2005 and 2004 was $6,282 and $6,219 respectively.

 A net land use right of $168,286 and $168,972 at December 31, 2005 and 2004, respectively is registered in the name of Wujiang Delong Fashion Clothes Co., Ltd. (WDFC), a company owned by the Company's director. WDFC has leased all of the useful lives of the land to the Company at the cost of the land.
 The Company has paid all of rental payment since the inception of the capital lease.

5.  LONG-TERM NOTES RECEIVABLE

   Long-term notes receivable represent unsecured loans to two unrelated companies, with interest payable annually at 5.544% per annum. Interest income for 2005 and 2004 was $406,300 and $280,950 respectively, and is included in interest expense, net in the accompanying statement of income. All the amounts are unsecured, and have no fixed repayment terms.

6.   PLANT AND EQUIPMENT

   Plant and equipment consist of the following as of December 31:
                                             2005           2004
At cost
   Building                              $ 1,653,875    $ 1,611,343
   Machinery                               7,883,393      7,296,983
   Motor vehicles                            367,119        302,758
   Office equipment                          328,605        291,328
   Other equipment                            23,814         23,202
                                         -----------    -----------
                                        $ 10,256,806    $ 9,525,614
                                         -----------    -----------

Less: Accumulated depreciation
   Building                             $    280,655    $   192,870
   Machinery                               2,259,470      1,463,163
   Motor vehicles                            152,373         88,428
   Office equipment                          117,892         54,309
   Other equipment                            12,515          7,554
                                        ------------    -----------
                                        $  2,822,905    $ 1,806,324
                                        ------------    -----------
                                        $  7,433,901    $ 7,719,290
                                        ============    ===========

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)




6.   PLANT AND EQUIPMENT (CONT'D)

  Depreciation expense for the years ended 2005 and 2004 was $953,562 and $731,759 respectively.

  The net book value of machinery pledged as collateral for short-term bank loans and a capital lease agreement with the Bank of China at December 31, 2005 and 2004 was $2,423,693 and $2,767,845 respectively.

  The Group leases certain machinery to an unrelated company with a term from January 1, 2004 through December 31, 2006. The annual rental income for the years ended 2005 and 2004 amounted $292,566 and $ 289,602 respectively. The depreciation of the leased machinery for the years ended 2005 and 2004 amounted to $77,703 and $76,915 respectively. The net amount of $214,863 and $212,687 was included in other income in the accompanying consolidated statements of income for years ended 2005 and 2004. The total net book value of the machinery at December 31, 2005 and 2004 was $592,146 and $662,387.


7.   OTHER RECEIVABLES

  Other receivables consist of the following as of December 31,

                                             2005          2004

Amounts due from directors                $ 263,270     $ 24,041
Amounts due from employees                   38,509      105,557
Sundry receivables                        4,852,241    1,998,707
                                          ---------    ---------
                                        $ 5,154,020  $ 2,128,305
                                          =========    =========
  All the amounts due from directors/employees are unsecured, interest free, and have no fixed repayment terms.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)


8.   OTHER PAYABLES

  Other payables consist of the following as of December 31,

                                        2005         2004

Amounts due to employees             $ 64,394     $     538
Taxes payable                         390,073       103,028
Sundry payables                       181,170     3,585,905
                                     --------     ---------
                                     $635,637    $3,689,471
                                     ========     =========

   All the amounts due to employees are unsecured, interest free, and have no fixed repayment terms.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



9.    SHORT-TERM BANK LOANS

   Short-term bank loans are as follows:
                                                        2005       2004
Loans from Bank of China, interest rates at 5.84% per
annum
   Due August 29, 2005                               $      -    $ 349,967
   Due October 20, 2005                                     -      422,374
   Due October 18, 2005                                     -      482,713
   Due September 7, 2005                                    -      193,085
   Due March 19, 2006                                 433,522            -
   Due February 25, 2006                              359,204            -
   Due March 7, 2006                                  198,182            -
   Due March 28, 2006                                 247,727            -
   Due March 29, 2006                                 247,727            -
   Due April 15, 2006                                 495,454            -
   Due May 1, 2006                                    247,727            -
   Due June 5, 2006                                   247,727            -
                                                  -----------  -----------
                                                  $ 2,477,270  $ 1,448,139
                                                  -----------  -----------
Loans from Wujiang Country Commercial Bank,
interest rate at 8.06% per annum
   Due April 8, 2005                              $         -  $   241,358
   Due January 4, 2006                                210,568            -
   Due April 7, 2006                                  247,727            -
   Due April 24, 2006                                  61,932            -
                                                  -----------  -----------
                                                  $   520,227  $   241,358
                                                  -----------  -----------

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



9.   SHORT TERM BANK LOANS (CONT'D)

                                                     2005         2004
Loan from China Ever Bright Bank, interest rate at
4.62% and 5.31% per annum, respectively
   Due March 19, 2006                              $       -   $ 699,934
   Due April 17, 2006                                718,409           -
   Due May 15, 2006                                  438,477           -
   Due April 24, 2006                                346,818           -
   Due June 5, 2006                                  222,954           -
   Due June 7, 2006                                  371,591           -
   Due June 16, 2006                                 594,545           -
   Due June 23, 2006                                 656,477           -
                                                  ----------   ---------
                                                 $ 3,349,271   $ 699,934
                                                  ----------   ---------

Loan from China CITIC Bank, interest rate at 7.25%
per annum
   Due January 13, 2006                          $   619,318   $       -
                                                  ----------   ---------
                                                 $   619,318   $       -
                                                  ----------   ---------
                                                 $ 6,966,086  $2,389,431
                                                  ==========   =========

  All of the short-term bank loans due in 2005 were paid on their due dates. Interest expense was $440,666 and $414,174 in 2005 and 2004, respectively.
The principal amounts of the short-term bank loans were paid at the due dates whereas interest was being paid quarterly.

  The short-term bank loans from Bank of China were secured by the Company's machinery and a guarantee provided by Mr. Yao Derong, a director of the Company. The short-term bank loans from China Ever Bright Bank and Wujiang Country Commercial Bank were secured by a corporate guarantee provided by Wujiang Zhongchun Weaving Company, a customer of the Company. The short-term bank loan from China CITIC Bank was secured by the property of Wujiang Delong Fashion Clothes Co., Limited, a company owned by Mr. Yao Derong.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



10.  NOTES PAYABLE

   Notes payable are as follows:
                                                    2005      2004
Secured notes to Bank of China, bank commission
charge at 0.05% each transaction
   Due January 14, 2005                           $     -   $ 362,035
   Due January 14, 2005                                 -     306,523
   Due January 14, 2005                                 -     362,035
   Due March 28, 2005                                   -     521,330
                                                  -------   ---------
                                                  $     -  $1,551,923
                                                  -------   ---------

Secured notes to China Ever Bright Bank, bank
commission charge at 0.05% each transaction
   Due April 10, 2005                             $     -  $  784,408
   Due April 8, 2005                                    -     724,069
   Due May 18, 2005                                     -     567,188
   Due May 10, 2005                                     -     543,052
   Due May 24, 2005                                     -     362,035
   Due May 9, 2005                                      -     168,949
   Due June 22, 2005                                    -      84,474
   Due March 24, 2006                             433,522           -
   Due March 21, 2006                             371,591           -
   Due April 8, 2006                              309,659           -
   Due April 18, 2006                             520,227           -
                                               ----------  ----------
                                              $ 1,634,999  $3,234,175
                                               ==========  ==========

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



10.   NOTES PAYABLE (Continued)

                                                 2005     2004
Secured notes to China Merchant's Bank, bank
commission charge at 0.05% each transaction
   Due March 30, 2006                          $ 247,727 $        -
   Due April 12, 2006                          1,362,499          -
   Due April 30, 2006                            371,591          -
   Due May 3, 2006                               495,454          -
   Due June 25, 2006                             371,591          -
                                               ---------  ---------
                                             $ 2,848,862 $        -
                                               ---------  ---------

Secured notes to Shengze Rural Commercial Bank,
bank commission charge at 0.05% each transaction
   Due December 18, 2006                     $   123,864 $        -
                                              ---------- ----------
                                             $   123,864 $        -
                                              ---------- ----------

Secured notes to China CITIC Bank, bank
commission charge at 0.05% each transaction
   Due January 26, 2006                      $   495,454 $        -
   Due January 16, 2006                          408,750          -
   Due January 20, 2006                          334,432          -
   Due March 28, 2006                            371,591          -
   Due January 21, 2006                           80,510          -
                                             ----------- ----------
                                             $ 1,690,737 $        -
                                             ----------- ----------
                                             $ 6,298,462 $4,786,098
                                             =========== ==========

  All of the notes due on June 25, 2006 and in 2005 were paid on their due date. The bank charges 0.05% of the principal as a commission on each loan transaction. The bank commission charges were $14,089 and $10,760 in 2005 and 2004, respectively, and are included in interest expense, net in the accompanying consolidated statements of income.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



11.  CAPITAL LEASE OBLIGATIONS

  The Group leases a motor vehicle under a non-cancelable lease classified as a capital lease. The following is a schedule of future minimum lease payments for the capital leases together with the present value of the net minimum lease payments:

                                                  2005       2004
Year ending December 31:
  2005                                          $       -  $    37,410
  2006                                             38,398       37,410
                                                ---------  -----------
    Total minimum lease payments                $  38,398  $    74,820
Less: Capital lease charges                        (2,895)      (5,640)
                                                ---------  -----------
    Present value of lease payments             $  35,503  $    69,180
Less: Current portion                             (35,503)     (34,590)
                                                ---------  -----------
                                                $       -  $    34,590
                                                =========  ===========

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)


12.  COMMON STOCK

  The common stock of the company is as follows:

                                             2005                2004

Yao DeRong (YDR)                         $ 15,000  30.00% $ 16,000  32.00%
Itochu Textile Materials (Asia) Ltd
(ITMA)                                     12,200  24.40%    5,000  10.00%
Yao YunZhen (YYZ)                           4,000   8.00%    5,000  10.00%
Yao YunHong (YYH)                           4,000   8.00%    5,000  10.00%
Ren WeiRong (RWR)                           4,000   8.00%    5,000  10.00%
Tang Shengli (TSL)                          4,000   8.00%    5,000  10.00%
Realty Century Management Ltd (RCM)         1,000   2.00%    1,800   3.60%
Good Result Investment Co. Ltd (GRI)        1,000   2.00%    1,800   3.60%
Ye GenZhen                                  1,000   2.00%    1,000   2.00%
Gain For Success Enterprises Ltd            1,000   2.00%    1,000   2.00%
Sheng MeiZhen (SMZ)                         1,000   2.00%    1,600   3.20%
Ma Binliang                                   900   1.80%      900   1.80%
Ma Wenying                                    900   1.80%      900   1.80%
                                         -------- -------  ------- -------
                                         $ 50,000 100.00%  $50,000 100.00%
                                         ======== =======  ======= =======

Pursuant to an equity trust and swap agreement dated November 17, 2005 and made between the Company and ITMA, it was agreed between the parties that all of the equity interest of Deyi controlled by ITMA be held in trust for the Company, and in consideration, ITMA was entitled to certain percentage of equity interest of the Company on the condition that the Company should become a public company in the United States of American. The percentage of equity interest of the Company which ITMA is entitled shall be equal to the percentage of equity interests of Deyi which ITMA is contributed.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



13.  SUNDRY INCOME

  Sundry income consists of the following as of December 31,

                                   2005      2004

Machines rental income          $ 214,863 $ 212,687
Technical consultancy fee income  966,452         -
                                --------- ---------
                              $ 1,181,315 $ 212,687
                                ========= =========

14.  INCOME TAXES

  The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the relevant applicable corporation income tax rate to income before tax for the year ended December 31, 2005 and 2004:

2005
                                        PRC        Hong Kong          Total

Income before tax                   $ 4,692,058   $ 328,180      $ 5,020,238
                                    -----------   ---------      -----------
Tax at the domestic income tax rate $ 1,548,379   $  57,432      $ 1,605,811
Effect of tax exemption granted        (978,092)          -         (978,092)
                                    -----------   ---------      -----------
Income tax                          $   570,287   $  57,432      $   627,719
                                    ===========   =========      ===========
2004
                                        PRC        Hong Kong          Total

Income/(loss) before tax            $ 4,335,189   $ (170,461)    $ 4,164,728
                                    -----------   ----------     -----------
Tax at the domestic income tax rate $ 1,430,612   $  (29,831)    $ 1,400,781
Effect of tax exemption granted      (1,430,612)           -      (1,430,612)
Tax losses not recognized                     -       29,831          29,831
                                    -----------   ----------     -----------
Income tax                          $         -   $        -     $         -
                                    ===========   ==========     ===========

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



15.  RELATED PARTIES TRANSACTIONS

The following material transactions with related parties during the years were in the opinion of the directors, carried out in the ordinary course of business and on normal commercial terms:


                                                        2005       2004


Sales of goods to a related company (a)               $  283,469  $  807,982

Purchases of raw materials from related companies (b) $2,134,495  $4,160,886
                                                      ==========  ==========

(a)  Sales to Shanghai Itochu Company (SIC), a related company of a director,
for the years 2005 and 2004 was $283,469 and $807,982 respectively.   The
amount due from SIC for the years 2005 and 2004 was $23,803 and nil respectively.

(b) Purchases from Japan Itochu Company (JIC), a related company of a director, for the years 2005 and 2004 were $253,171 and $140,441 respectively. The amount due to JIC for the years ended December 31, 2005 and 2004 was $200,553 and $53,999 respectively. Purchases from Wujiang Delong Fashion Clothes Co., Ltd (WDFC), a company owned by a director, for the years 2005 and 2004 were $7,029 and $361,643 respectively. The amount due from/(to) WDFC for the years ended December 31, 2005 and 2004 was $5,838 and ($3,956) respectively.

(c) The amounts due from directors for the years ended December 31, 2005 and 2004 were $263,270 and $24,041 respectively. The directors settled all the amounts due to the group as at June 28, 2006.

                                     2005          2004

Yao DeRong                        $ 189,359        24,041
Ren WeiRong                          73,911             -
                                  ---------     ---------
                                  $ 263,270        24,041
                                  =========     =========

All of the above amounts due with related parties are unsecured, interest free, and have no fixed repayment terms.

POLARA GLOBAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Stated in US Dollars)



16.  COMMITMENTS

The Group leased office spaces for trade promotion purposes from third parties. Accordingly, for the years ended December 31, 2005 and 2004, the Group recognized rental expenses for these spaces of $50,290 and $56,526 respectively.

As of December 31, 2005, the Group had commitments with respect to non-cancelable operating leases for these offices, as follows:


                        2006      $  7,586
                                  ========

       17.     BUSINESS SEGMENT

For management purposes, the Group is currently organized into four major production activities - dye to process outward, polyester fabric, cupro fabric and cotton fabric. These principal operating activities are the basis on which the Group reports its primary segment information.

                     Dye to
                    Process    Polyester     Cupro    Cotton
2005                outward      fabric     fabric    fabric       Total

Sales              6,124,101  25,946,139  2,309,755  1,598,466  35,978,461

Cost of sales      4,822,602  22,520,691  1,855,477  1,195,197  30,393,968
                  ---------- ----------- ---------- ---------- -----------
Segment result     1,301,499   3,425,448    454,278    403,269   5,584,493
                  ========== =========== ========== ========== ===========

                     Dye to
                    Process    Polyester     Cupro    Cotton
2004                outward      fabric     fabric    fabric       Total

Sales              5,335,811  24,186,638    646,102          -  30,168,551

Cost of sales      4,402,297  19,733,843    408,632          -  26,644,771
                  ---------- ----------- ---------- ---------- -----------
Segment result       933,514   4,452,795    137,470          -   5,523,780
                  ========== =========== ========== ========== ===========

POLARA GLOBAL LIMITED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE PERIOD FROM JANUARY 1, 2006 TO MARCH 31, 2006
(Stated in US Dollars)

                                          2006           2005


  Net sales                           $ 7,511,947    $ 5,320,352

  Cost of sales                        (6,427,658)    (4,352,069)
                                      -----------    -----------
  Gross profit                        $ 1,084,289    $   968,283

  Selling and distributing costs         (167,205)      (185,924)
  Administrative and other operating
    expenses                             (121,110)      (299,147)
                                      -----------    -----------
  Income from operations              $   795,974    $   483,212

  Interest expenses, net                 (136,397)       (78,529)

  Other income                             54,763        291,758
                                      -----------    -----------
  Income before taxes                 $   714,340    $   696,441

  Income tax                              (87,330)       (96,831)
                                      -----------    -----------
  Income after taxes                  $   627,010    $   599,610

  Minority interests                            -       (180,135)
                                      -----------    -----------
  Net income                          $   627,010    $   419,475
                                      ===========    ===========

  POLARA GLOBAL LIMITED
  CONSOLIDATED BALANCE SHEETS
  AS AT MARCH 31, 2006 AND 2005
  (Stated in US Dollars)
                                          2006           2005
  ASSETS

   Current assets
    Cash and cash equivalents         $   527,940    $   740,025
    Restricted cash                     5,287,214      2,856,787
    Marketable securities                  12,480         60,412
    Accounts receivable                 6,000,517      8,288,310
    Inventories                         4,447,187      4,492,644
    Advances to suppliers               3,087,923      3,904,084
    Prepaid expenses                            -         29,965
    Other receivables                      11,062          2,586
                                      -----------    -----------
   Total current assets               $30,425,617    $22,958,493
    Land use rights                       281,474        278,734
    Long-term notes receivable          5,838,395      6,729,051
    Construction in progress            2,889,028        612,110
    Plant and equipment, net            7,322,918      7,524,833
                                      -----------    -----------
  TOTAL ASSETS                        $46,757,432   $ 15,144,728
                                      ===========   ============

  LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities
    Accounts payable                  $ 6,206,905   $  5,179,223
    Short-term bank loans               6,734,520      4,195,312
    Notes payable                       7,344,480      5,028,696
    Accrued liabilities                    38,678        113,256
    Customers' deposits                 1,772,567      4,164,844
    Other payables                      8,370,519      6,293,960
    Income tax payable                    599,856              -
    Current portion of capital
     lease obligations                     38,688         37,456
                                      -----------    -----------
   Total current liabilities         $ 31,106,213   $ 25,012,747
   Capital lease obligations                    -         37,456
                                      -----------    -----------
  TOTAL LIABILITIES                  $ 31,106,213   $ 25,050,203

  POLARA GLOBAL LIMITED
  CONSOLIDATED BALANCE SHEETS (Continued)
  AS AT MARCH 31, 2006 AND 2005
  (Stated in US Dollars)
                                         2006            2005

  MINORITY INTERESTS                            -      3,711,079


  STOCKHOLDERS' EQUITY
   Common stock                     $      50,000    $    50,000
   Capital reserves                     8,529,328      5,925,358
   Surplus reserves                       640,224              -
   Accumulated other comprehensive
    income                                 50,941          2,364
   Retained earnings                    6,380,726      3,364,217
                                      -----------    -----------
                                     $ 15,651,219    $ 9,341,939
                                      -----------    -----------
  TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                             $ 46,757,432   $ 38,103,221
                                     ============   ============

        (b)  Proforma Financial Information

The following pro forma consolidated statement of operations is presented for illustrative purposes only and is not necessarily indicative revenue and results of the operations of the consolidated group that actually would have been achieved had the acquisition been completed on January 1, 2006 (Three months ended March 31, 2005: January, 2005).

          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
 FOR THE THREE MONTHS ENDED MARCH 31, 2006 (Stated in US Dollars)


                                               Pro forma       Pro forma
                          Company     Polara   Adjustment      Combined
                             $          $          $              $

Net sales                        -  7,511,947          -       7,511,947
Cost of sales                    - (6,427,658)         -      (6,427,658)
                          -------- ----------  ---------     -----------
Gross profit                     -  1,084,289          -       1,084,289
Selling and
distributing costs               -   (167,205)         -        (167,205)
Administrative and
other operating expenses   (27,856)  (121,110)         -        (148,966)
                          -------- ----------  ---------     -----------
Income (loss) from
operations                 (27,856)   795,974          -         768,118
Interest expenses, net           -   (136,397)         -        (136,397)
Other income                     -     54,763          -          54,763
                          -------- ----------  ---------     -----------
Income (loss) before taxes (27,856)   714,340          -         686,484
Income taxes                     -    (87,330)         -         (87,330)
                          -------- ----------  ---------     -----------
Net income (loss)          (27,856)   627,010          -         599,154
                          ======== ==========  =========     ===========
Earnings per share                                                 0.008
                                                             ===========

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
        FOR THE THREE MONTHS ENDED MARCH 31, 2005 (Stated in US Dollars)


                                               Pro forma       Pro forma
                          Company     Polara   Adjustment      Combined
                             $          $          $              $

Net sales                        -  5,320,352          -       5,320,352
                          -------- ----------  ---------     -----------
Cost of sales                    - (4,352,069)         -      (4,352,069)
                          -------- ----------  ---------     -----------
Gross profit                     -    968,283          -         968,283
Selling and distributing
costs                            -   (185,924)         -        (185,924)
Administrative and
other operating expenses         -   (299,147)         -        (299,147)
                          -------- ----------  ---------     -----------
Income from operations           -    483,212          -         483,212
Interest expenses, net           -    (78,529)         -         (78,529)
Other income                     -    291,758          -         291,758
                          -------- ----------  ---------     -----------
Income before taxes              -    696,441          -         696,441
Income taxes                     -    (96,831)         -         (96,831)
                          -------- ----------  ---------     -----------
Income after taxes               -    599,610          -         599,610
Minority interests               -   (180,135)         -        (180,135)
                          -------- ----------  ---------     -----------
Net income                       -    419,475          -         419,475
                          ======== ==========  =========     ===========
Earnings per share                                                 0.005

    (a)   Income tax

     Deyi is operating in the PRC and is eligible for tax concession rate of 12% for the PRC income tax during the period.

    (b)   Earnings per share
                                             For the three  months ended
                                                      March 31,
                                                 2006              2005
Net profit available to common shareholders
(numerator)                                     599,154           419,475
Weighted average number of common shares
 Outstanding used in profit per share
for the period (denominator)                 77,720,000        77,150,000

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                   AS AT MARCH 31, 2006 (Stated in US Dollars)



                                          Pro forma   Pro forma   Pro forma
                       Company  Polara   Adjustment 1 Adjustment 2 Combined
                      $        $          $           $           $

current assets
Cash and cash
equivalents            11,271    527,940          -            -      539,211
Restricted cash             -  5,287,214          -            -    5,287,214
Marketable securities       -     12,480          -            -       12,480
Accounts receivable         -  6,000,517          -            -    6,000,517
Inventories                 -  4,447,187          -            -    4,447,187
Advances to suppliers       -  3,087,923          -            -    3,087,923
Prepaid expenses            -          -          -            -            -
Other receivables           - 11,062,356          -            -   11,062,356
                     -------- ----------  ---------   ----------  -----------
Total current assets   11,271 30,425,617          -            -   30,436,888
                     -------- ----------  ---------   ----------  -----------
Long term investments       -          - 15,651,219  (15,651,219)           -
Land use rights             -    281,474          -            -      281,474
Long-term notes receivable  -  5,838,395          -            -    5,838,395
Construction in progress    -  2,889,028          -            -    2,889,028
Plant and equipment, net    -  7,322,918          -            -    7,322,918
                     -------- ----------  ---------   ----------  -----------
                            - 16,331,815          -            -   16,331,815
                     -------- ----------  ---------   ----------  -----------
Total assets           11,271 46,757,432                           46,768,703
                     ======== ==========                           ==========


Liabilities and stockholder's equity

Current liabilities
Accounts payable       27,731  6,206,905          -            -    6,234,636
Short-term bank loans       -  6,734,520          -            -    6,734,520
Notes payable               -  7,344,480          -            -    7,344,480
Accrued liabilities         -     38,678          -            -       38,678
Customers' deposits         -  1,772,567          -            -    1,772,567
Other payables              -  8,370,519          -            -    8,370,519
Income tax payable          -    599,856          -            -      599,856
Current portion of
capital lease obligations   -     38,688          -            -       38,688
                     -------- ----------  ---------   ----------  -----------
Total current
liabilities            27,731 31,106,213          -            -   31,133,944
                     -------- ----------  ---------   ----------  -----------
Total Liabilities      27,731 31,106,213          -            -   31,133,944
                     -------- ----------  ---------   ----------  -----------
Minority Interests          -          -          -            -            -

Stockholders' Equity

Common stock            3,886     51,648     73,834      (51,648)      77,720
Additional paid in
capital                89,830          - 15,577,385  (15,577,385)      89,830
Capital reserves            -  8,529,328          -            -    8,529,328
Surplus reserves            -    640,224          -            -      640,224
Accumulated other
comprehensive income      461     49,293          -            -       49,754
Retained earnings    (110,637) 6,380,726          -      (22,186)   6,247,903
                     -------- ----------  ---------   ----------  -----------
                      (16,460)15,651,219                           15,634,759
                     -------- ----------  ---------   ----------  -----------
Total liabilities and
shareholders' equity   11,271 46,757,432                           46,768,703
                     ======== ==========                          ===========

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                  AS AT MARCH 31, 2005 (Stated in US Dollars)


                                          Pro forma   Pro forma   Pro forma
                       Company  Polara   Adjustment 1 Adjustment 2 Combined
                      $        $          $           $           $

current assets

Cash and cash
equivalents                42    740,025          -            -      740,067
Restricted cash             -  2,856,787          -            -    2,856,787
Marketable securities       -     60,412          -            -       60,412
Accounts receivable         -  8,288,310          -            -    8,288,310
Inventories                 -  4,492,644          -            -    4,492,644
Advances to suppliers       -  3,904,084          -            -    3,904,084
Prepaid expenses            -     29,965          -            -       29,965
Other receivables           -  2,586,266          -            -    2,586,266
                     -------- ----------  ---------   ----------  -----------
Total current assets       42 22,958,493                           22,958,535

Long term investments
Land use rights             -    278,734          -            -      278,734
Long-term notes receivable  -  6,729,051          -            -    6,729,051
Construction in progress    -    612,110          -            -      612,110
Plant and equipment, net    -  7,524,833          -            -    7,524,833
                     -------- ----------  ---------   ----------  -----------
                            - 15,144,728                           15,144,728
                     -------- ----------  ---------   ----------  -----------

Total assets               42 38,103,221                           38,103,263
                     -------- ----------  ---------   ----------  -----------

Liabilities and stockholder's equity

current liabilities
Accounts payable            -  5,179,223          -            -    5,179,223
Short-term bank loans       -  4,195,312          -            -    4,195,312
Notes payable               -  5,028,696          -            -    5,028,696
Accrued liabilities         -    113,256          -            -      113,256
Customers' deposits         -  4,164,844          -            -    4,164,844
Other payables              -  6,293,960          -            -    6,293,960
Income tax payable          -          -          -            -            -
Current portion of
capital lease obligations   -     37,456          -            -       37,456
                     -------- ----------  ---------   ----------  -----------
Total current
liabilities                 - 25,012,747                           25,012,747
                     -------- ----------  ---------   ----------  -----------

Capital lease obligations   -     37,456          -            -       37,456
                     -------- ----------  ---------   ----------  -----------
Total Liabilities           - 25,050,203          -            -   25,050,203
                     -------- ----------  ---------   ----------  -----------

Minority Interests          -  3,711,079          -            -    3,711,079

Stockholders' Equity

Common stock            3,316     50,003     73,834      (50,003)      77,150
Additional paid in
capital                67,250          -  9,268,105   (9,268,105)      67,250
Capital reserves            -  5,925,358          -            -    5,925,358
Accumulated other
comprehensive income        -      2,361          -            -        2,361
Retained earnings     (70,524) 3,364,217          -      (23,831)   3,269,862
                     -------- ----------  ---------   ----------  -----------
                           42  9,341,939                            9,341,981
                     -------- ----------  ---------   ----------  -----------
Total liabilities and
shareholders' equity       42 38,103,221                           38,103,263
                     ======== ==========                          ===========

Adjustment 1 represents the issue of shares as if the proposed share exchange (under the Share Exchange Agreement between the Company and the controlling shareholders of the Company, Polara Global Limited, a British Virgin Islands international business company, each of the Polara Global Limited Shareholders,and WuJiang DeYi Fashions Clothes Company Limited, a People's Republic of China limited liability company) was already effected as of the incorporation of Polara.

Adjustment 2 represents the intra-group elimination as if the proposed share exchange (under the Share Exchange Agreement between the Company and the controlling shareholders of the Company, Polara Global Limited, a British Virgin Islands international business company, each of the Polara Global Limited Shareholders,and WuJiang DeYi Fashions Clothes Company Limited, a People's Republic of China limited liability company) was already effected as of the incorporation of Polara.





   Exhibits

Exhibit
Number    Description
3.1     Articles of Incorporation
3.2     Certificate of Amendment of Articles of Incorporation
3.3     Bylaws
99.1    Share Exchange Agreement dated January 26, 2006
99.2    Escrow Agreement dated July 31, 2006

                           SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NEW FIBER CLOTH TECHNOLOGY, INC.


                                 By:/S/Yao De Rong
                                      Yao DeRong
                                      Chief Executive Officer and Director

Dated: July 31, 2006